As filed with the Securities and Exchange Commission on January 29, 2021

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIOSOLAR, INC.
(Exact name of registrant as specified in its charter)

Nevada	20-4754291
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3674

Primary Standard Industrial Classification Code Number

279 Lost Canyon Road, Suite 202

Santa Clarita, California 91387

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Lee

279 Lost Canyon Road, Suite 202

Santa Clarita, California 91387

(661)251-0001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory Sichenzia, Esq.

David B. Manno, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Phone: (212) 930-9700

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Non-accelerated filer	☒
Accelerated filer	☐	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount To be Registered	Proposed Maximum Aggregate Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee(3)

Common Stock $0.0001 per share (1)	52,000,000	$0.12	$6,240,000	$681
Common Stock underlying warrants	83,333,334	$0.12	$10,000,000	$1,091
Common Stock underlying pre-funded warrants	31,333,334	$0.12	$3,760,001	$411
Common Stock underlying previously issued Unregistered placement agent warrants	6,250,000	$0.12	$750,000	$82
Total number of securities to be registered	172,916,668		$20,750,001	$2,265

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of common stock which may become issuable to prevent dilution from stock splits, stock dividends and similar events. Represent shares of Biosolar, Inc. offered by selling stockholders.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, using the average of the high and low prices as reported on the OTC Pink on January 28, 2021.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JANUARY 29, 2021

172,916,668 Shares of Common Stock Offered by the Selling Stockholders

This prospectus relates to the offering and resale by the selling stockholders identified herein of up to 172,916,668 shares of common stock issued or issuable to such selling stockholders including (i) 52,000,000 shares of our common stock, (ii) 83,333,334 shares of common stock issuable upon the exercise of outstanding warrants and (iii) 31,333,334 shares of common stock issuable upon the exercise of outstanding pre-funded warrants, which were issued by us on January 27, 2021 in a private placement to one institutional and accredited investor (the “January 27, 2021 Private Placement”) and (iv) 6,250,000 shares of common stock that may be acquired upon the exercise of outstanding unregistered warrants previously issued by us on January 27, 2021 as placement agent consideration at an exercise price of $.0750. Please see “Private Placement of Shares of Common Stock, Warrants and Pre-Funded Warrants” beginning on page 31of this prospectus.

We will not receive any proceeds from the sale of shares of common stock by the selling stockholders. Upon the cash exercise of the warrants however, we will receive the exercise price of such warrants, for an aggregate of approximately $5,000,000.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. Please see the section entitled “Plan of Distribution” on page 33 of this prospectus for more information. For information on the selling stockholders, see the section entitled “Selling Stockholders” on page 32 of this prospectus. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

Our common stock is quoted on the OTC Pink under the symbol “BSRC.” On January 27, 2021, the last reported sale price per share of our common stock was $0.1325.

We have applied to have our common stock quoted on the OTCMarkets OTCQB. The selling stockholders will offer their shares at a fixed price of $0.1134 per share until our common shares are quoted on the OTCQB and thereafter, at prevailing market prices or privately negotiated prices. There cannot be any assurance that our OTC application will be approved.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus for a discussion of information that you should consider before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______, 2021

i

ABOUT THIS PROSPECTUS

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus. For investors outside the United States: Neither we nor the selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

Unless the context otherwise requires, references to “we,” “our,” “us,” or the “Company” in this prospectus mean BioSolar, Inc., a Nevada corporation and its subsidiary.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus.

Company Overview

We are a developer of clean energy technologies. Our current focus is on developing an electrolyzer technology to lower the cost of Green Hydrogen production.

Hydrogen is the cleanest and most abundant fuel in the universe. It is zero-emission and only produces water vapor when used. However, hydrogen does not exist in its pure form on Earth so it must be extracted. For centuries, scientists have known how to electricity to split water into hydrogen and oxygen using a device called an electrolyzer. Electrolyzers installed behind a solar farm or wind farm can use renewable electricity to split water, thereby producing Green Hydrogen. However, modern electrolyzers still cost too much. The chemical catalysts that enable the water-splitting reactions are currently made from platinum and iridium – both are very expensive precious metals. These catalysts account for nearly 50% of the cost of the electrolyzer.

We are developing technologies to significantly reduce or replace rare earth materials with inexpensive earth abundant materials in electrolyzers to help usher in a Green Hydrogen economy. In a 2020 report, Goldman Sachs estimates that Green Hydrogen will be a $12 trillion market opportunity by 2050.

We are also developing innovative technologies to increase the storage capacity, lower the cost and extend the life of lithium-ion batteries for electric vehicles or EV. We have previously developed an innovative material technology to reduce the cost per watt of electricity produced by Photovoltaic, or PV, solar modules. We are currently working on a silicon anode material technology intended to reduce the cost of current and future generation of lithium-ion batteries for EVs.

Corporate Information

We were incorporated in the State of Nevada on April 24, 2006, as BioSolar Labs, Inc. Our name was changed to BioSolar, Inc. on June 8, 2006. Our principal executive offices are located at 27936 Lost Canyon Road, Suite 202, Santa Clarita, California 91387, and our telephone number is (661) 251-0001. Our fiscal year end is December 31.

THE OFFERING

Issuer	Biosolar, Inc.

Securities Offered by the Selling Stockholders	172,916,668 shares of our common stock, including 83,333,334 shares common stock issuable upon the exercise of warrants, 31,333,334 shares of common stock issuable upon the exercise of pre-funded warrants and. 6,250,000 shares of common stock issuable upon the exercise of placement agent warrants.

Trading Market	The common stock offered in this prospectus is quoted on the OTC Pink under the symbol “BSRC”.

Common Stock Outstanding Before this Offering	526,286,424 shares[1]

Common Stock Outstanding After this Offering	647,203,092 shares

Use of Proceeds	We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. Upon the exercise of the warrants for an aggregate of 83,333,334 shares of common stock by payment of cash however, we will receive the exercise price of the warrants, or an aggregate of approximately $5,000,000 from the investor in the January 27, 2021 private placement and $468,750 from the exercise of the placement agent warrants issued to the placement agent in the January 27, 2021 Private Placement..

Plan of Distribution

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. Registration of the common stock covered by this prospectus does not mean, however, that such shares necessarily will be offered or sold.

See “Plan of Distribution.”

Risk Factors	Please read “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the securities offered in this prospectus.

[1]	The number of shares of common stock shown above to be outstanding after this offering is based on 526,286,424 shares outstanding as of January 27, 2021 and assumes the exercise of the warrants into 83,333,334 shares of common stock, pre-funded warrants held by the selling stockholders into 31,333,334 shares of common stock and placement warrants issued as consideration into 6,250,000 shares of common stock.

RISK FACTORS

An investment in the Company’s common stock involves a high degree of risk. In determining whether to purchase the Company’s common stock, an investor should carefully consider all of the material risks described below, together with the other information contained in this prospectus before making a decision to purchase the Company’s securities. An investor should only purchase the Company’s securities if he or she can afford to suffer the loss of his or her entire investment.

Risks Related to Our Business and Our Industry

Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

We were formed in April 2006 and are currently developing a new technology that has not yet gained market acceptance. There can be no assurance that at this time we will operate profitably or that we will have adequate working capital to meet our obligations as they become due.

Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following:

●	competition;

●	need for acceptance of products;

●	ability to continue to develop and extend brand identity;

●	ability to anticipate and adapt to a competitive market;

●	ability to effectively manage rapidly expanding operations;

●	amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure; and

●	dependence upon key personnel.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected and we may have to curtail our business.

We have a history of losses and have never realized revenues to date. We expect to continue to incur losses and no assurance can be given that we will realize revenues. Accordingly, we may never achieve and sustain profitability.

As of September 30, 2020, we have an accumulated deficit, of $41,524,226. For the six months ended September 30, 2020, we incurred a net loss of 16,062,126. We expect to continue to incur net losses until we are able to realize revenues to fund our continuing operations. We may fail to achieve any or significant revenues from sales or achieve or sustain profitability. Accordingly, there can be no assurance of when, if ever, we will be profitable or be able to maintain profitability.

We have historically raised funds through various capital raising transactions. We will require additional funds in the future to fund our business plans, either through additional equity or debt financings or collaborative agreements or from other sources. We have no commitments to obtain such additional financing, and we may not be able to obtain any such additional financing on terms favorable to us, or at all. In the event we are unable to obtain additional financing, we may be unable to implement our business plan. Even with such financing, we have a history of operating losses and there can be no assurance that we will ever become profitable.

We may be unable to manage our growth or implement our expansion strategy.

We may not be able to develop our product or implement the other features of our business strategy at the rate or to the extent presently planned. Our projected growth will place a significant strain on our administrative, operational and financial resources. If we are unable to successfully manage our future growth, establish and continue to upgrade our operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, our financial condition and results of operations could be materially and adversely affected.

Our revenues will be dependent upon acceptance of our products by the market; the failure of which would cause us to curtail or cease operations.

We believe that virtually all of our revenues will come from the sale or license of our products. As a result, we will continue to incur substantial operating losses until such time as we are able to develop our product and generate revenues from the sale or license of our products. There can be no assurance that businesses and customers will adopt our technology and products, or that businesses and prospective customers will agree to pay for or license our products. Our technology and product, when fully developed, may not gain market acceptance due to various factors such as not enough cost savings between our method of producing hydrogen and other more conventional methods. In the event that we are not able to significantly increase the number of customers that purchase or license our products, or if we are unable to charge the necessary prices or license fees, our financial condition and results of operations will be materially and adversely affected.

We may not be able to successfully develop and commercialize our technologies which would result in continued losses.

While we have made progress in the development of our products, we have generated only minimal revenues and are unable to project when we will achieve profitability, if at all. As is the case with any new technology, we are a development stage company and expect the development process to continue. We may not be able to develop our product offering, develop a customer base and markets, or implement the other features of our business strategy at the rate or to the extent presently planned. Growth beyond the product development stage will place a significant strain on our administrative, operational and financial resources. In addition, our operations will not be able to move out of the development stage without additional funding.

We face intense competition, and many of our competitors have substantially greater resources than we do.

We operate in a competitive environment that is characterized by price fluctuation and technological change. We will compete with major international and domestic companies. Some of our current and future potential competitors may have greater market recognition and customer bases, longer operating histories and substantially greater financial, technical, marketing, distribution, purchasing, manufacturing, personnel and other resources than we do. In addition, competitors may be developing similar technologies with a cost similar to, or lower than, our projected costs. As a result, they may be able to respond more quickly to changing customer demands or to devote greater resources to the development, promotion and sales of solar and solar-related products than we can.

Our business plan relies on sales of our products based on either a demand for truly renewable clean hydrogen or economically produced clean hydrogen. If we fail to compete successfully, our business would suffer and we may lose or be unable to gain market share. Neither the demand for our product nor our ability to manufacture have yet been proven.

We believe that our ability to compete depends in part on a number of factors outside of our control, including:

●	the ability of our competitors to hire, retain and motivate qualified personnel;

●	the ownership by competitors of proprietary tools to customize systems to the needs of a particular customer;

●	the price at which others offer comparable services and equipment;

●	the extent of our competitors’ responsiveness to customer needs; and

●	installation technology.

There can be no assurance that we will be able to compete successfully against current and future competitors. If we are unable to compete effectively, or if competition results in a deterioration of market conditions, our business and results of operations would be adversely affected.

Our business depends on proprietary technology that we may not be able to protect and may infringe on the intellectual property rights of others.

Our success will depend, in part, on our technology’s commercial viability and on the strength of our intellectual property rights. We currently hold a patent in the US, but still have a patent pending in the US. There is no guarantee the pending patent will be granted. In addition, any agreements we enter into with our employees, consultants, advisors, customers and strategic partners will contain restrictions on the disclosure and use of trade secrets, inventions and confidential information relating to our technology may not provide meaningful protection in the event of unauthorized use or disclosure.

Third parties may assert that our technology, or the products we, our customers or partners commercialize using our technology, infringes upon their proprietary rights. We have yet to complete an infringement analysis and, even if such an analysis were available at the current time, it is virtually impossible for us to be certain that no infringement exists, particularly in our case where our products have not yet been fully developed.

We may need to acquire licenses from third parties in order to avoid infringement. Any required license may not be available to us on acceptable terms, or at all.

We could incur substantial costs in defending ourselves in suits brought against us for alleged infringement of another party’s intellectual property rights as well as in enforcing our rights against others, and if we are found to infringe, the manufacture, sale and use of our or our customers’ or partners’ products could be enjoined. Any claims against us, with or without merit, would likely be time-consuming, requiring our management team to dedicate substantial time to addressing the issues presented. Furthermore, the parties bringing claims may have greater resources than we do.

We do not maintain theft or casualty insurance and only maintain modest liability and property insurance coverage and therefore, we could incur losses as a result of an uninsured loss.

We do not maintain theft, casualty insurance, or property insurance coverage. We cannot assure that we will not incur uninsured liabilities and losses as a result of the conduct of our business. Any such uninsured or insured loss or liability could have a material adverse effect on our results of operations.

If we lose key employees and consultants or are unable to attract or retain qualified personnel, our business could suffer.

Our success is highly dependent on our ability to attract and retain qualified scientific, engineering and management personnel. We are highly dependent on our CEO, David Lee.  The loss of Mr. Lee’s service could have a material adverse effect on our operations. Mr. Lee is employed on “at will” basis. Accordingly, there can be no assurance that he will remain associated with us. Our management’s efforts will be critical to us as we continue to develop our technology and as we attempt to transition from a development stage company to a company with commercialized products and services. If we were to lose Mr. Lee’s or the services of the development team at UCLA, or the services of the consultants, we may experience difficulties in competing effectively, developing our technology and implementing our business strategies.

The loss of strategic alliances used in the development of our products and technology could impede our ability to complete our product and result in a material adverse effect causing the business to suffer.

We pursue strategic alliances with other companies in areas where collaboration can produce technological and industry advancement. We have entered into the sponsored research agreement with The Regents of the University of California on Behalf of its Los Angeles Campus which is set to terminate December 31, 2021. If we are unable to extend the terms of the agreements, we could suffer delays in product development or other operational difficulties which could have a material adverse effect on our results of operations.

There is substantial doubt about our ability to continue as a going concern.

Our independent public accounting firm in their report dated March 9, 2020 included an explanatory paragraph expressing substantial doubt in our ability to continue as a going concern without additional capital becoming available. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. Our ability to continue as a going concern ultimately is dependent on our ability to generate a profit which is dependent upon our ability to obtain additional equity or debt financing, attain further operating efficiencies and, ultimately, to achieve profitable operations. As a result, our financial statements do not reflect any adjustment which would result from our failure to continue to operate as a going concern. Any such adjustment, if necessary, would materially affect the value of our assets.

The Covid-19 pandemic may negatively affect our operations.

The COVID-19 pandemic is having widespread, rapidly evolving, and unpredictable impacts on global society, economies, financial markets, and business practices. The continuing impacts of COVID-19 are highly unpredictable and could be significant, and may have an adverse effect on our business, operations and our future financial performance.

The impact of the pandemic on our business, operations and future financial performance could include, but is not limited to, that:

●	We may experience delays in our product development;

●	The rapid and broad-based shift to a remote working environment creates inherent productivity, connectivity, and oversight challenges.

●	Volatility in the equity markets could affect the value of our equity to shareholders and have an impact on our ability to raise capital.

We do not maintain theft or casualty insurance, and only maintain modest liability and property insurance coverage and therefore we would incur losses as a result of an uninsured loss.

We do not maintain theft or casualty insurance and we have modest liability and property insurance coverage. We cannot assure you that we will not incur uninsured liabilities and losses as a result of the conduct of our business. Any such uninsured loss or liability could have a material adverse effect on our results of operations.

Risks Related to Our Common Stock

There is a limited trading market for our common stock.

Our common stock is not listed on any national securities exchange. Accordingly, investors may find it more difficult to buy and sell our shares than if our common stock was traded on an exchange. Although our common stock is quoted on the OTC Pink, it is an unorganized, inter-dealer, over-the-counter market which provides significantly less liquidity than the Nasdaq Capital Market or other national securities exchange. Further, there is limited trading in our common stock. These factors may have an adverse impact on the trading and price of our common stock.

Our common stock could be subject to extreme volatility.

The trading price of our common stock may be affected by a number of factors, including events described in the risk factors set forth in this prospectus, as well as our operating results, financial condition and other events or factors. In addition to the uncertainties relating to future operating performance and the profitability of operations, factors such as variations in interim financial results or various, as yet unpredictable, factors, many of which are beyond our control, may have a negative effect on the market price of our common stock. In recent years, broad stock market indices, in general, and smaller capitalization companies, in particular, have experienced substantial price fluctuations. In a volatile market, we may experience wide fluctuations in the market price of our common stock and wide bid-ask spreads. These fluctuations may have a negative effect on the market price of our common stock. In addition, the securities market has, from time to time, experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

There is a large number of authorized but unissued shares of capital stock available for issuance, which may result in substantial dilution to existing shareholders.

Our articles of Incorporation authorized the issuance of up to 3,000,000,000 shares of common stock, and 10,000,000 shares of preferred stock, par value $0.0001, of which 474,286,424 shares of common stock and 1,000 shares of Series B Preferred Stock are stock are outstanding as of January 22, 2021 (excluding shares issuable upon conversion or exercise of outstanding convertible notes, options and warrants). Subject to our total authorized shares, our Board of Directors has the ability to authorize the issuance of additional shares of common stock and preferred stock without shareholder approval. Such issuances will result in substantial dilution to existing shareholders. In addition, the availability of such a large number of capital stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Further, our issuance of common stock upon conversion or exercise of outstanding convertible notes, warrants, and options may result in substantial dilution to our stockholders, which may have a negative effect on the price of our common stock.

We have never paid common stock dividends and have no plans to pay dividends in the future, as a result our common stock may be less valuable because a return on an investor’s investment will only occur if our stock price appreciates.

Holders of shares of our common stock are entitled to receive such dividends as may be declared by our Board of Directors. To date, we have paid no cash dividends on our shares of common stock and we do not expect to pay cash dividends on our common stock in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in our common stock will be in the form of appreciation, if any, in the market value of our shares of common stock. There can be no assurance that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Our common stock is subject to the SEC’s penny stock rules.

Unless our common stock is listed on a national securities exchange, including the Nasdaq Capital Market, or we have stockholders’ equity of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock will be subject to the SEC’s “penny stock” rules. If our common stock remains subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected.

In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document that describes the risks associated with such stocks, the broker-dealer’s duties in selling the stock, the customer’s rights and remedies and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer’s financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer. The effect of these restrictions will probably decrease the willingness of broker-dealers to make a market in our common stock, decrease liquidity of our common stock and increase transaction costs for sales and purchases of our common stock as compared to other securities. Our management is aware of the abuses that have occurred historically in the penny stock market.

This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Our articles of incorporation allow for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors has the authority to issue up to 10,000,000 shares of our preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders of preferred stock the right to our assets upon liquidation, or the right to receive dividend payments before dividends are distributed to the holders of common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

On January 15, 2021, as approved by the Board, the Company filed the Certificate of Designation (the “Certificate of Designation”) for its newly-created Series B Preferred Stock with the Secretary of State of Nevada designating 1,000 shares of its authorized preferred stock as Series B Preferred Stock. The shares of Series B Preferred Stock have a par value of $0.0001 per share. The Series B Preferred Stock does not have a dividend rate or liquidation preference and are not convertible into shares of our common stock. The 1,000 shares of Series Be Preferred have been issued to David Lee, our Chief Executive Officer.

For so long as any shares of the Series B Preferred Stock remain issued and outstanding, the holders thereof, voting separately as a class, shall have voting power equal to 51% of the total vote (representing a super majority voting power) on all shareholder matters of the Company. Such vote shall be determined by the holder(s) of a majority of the then issued and outstanding shares of Series B Preferred Stock.

The shares of the Series B Preferred Stock shall be automatically redeemed by us at their par value on the first to occur of the following triggering events: (i) a date forty five (45) days after the effective date of the Certificate of Designation, (ii) on the date that Mr. Lee ceases, for any reason, to serve as officer, director or consultant of the Company, or (ii) on the date that the Company’s shares of common stock first trade on any national securities exchange and such listing is conditioned upon the elimination of the preferential voting rights of the Series B Preferred Stock set forth in the Certificate of Designation.

Additionally, we are prohibited from adopting any amendments to our Bylaws, Articles of Incorporation, as amended, as set forth in the Certificate of Designation, without the affirmative vote of at least 66-2/3% of the outstanding shares of Series B Preferred Stock. However, we may, by any means authorized by law and without any vote of the holders of shares of Series B Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designation that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series B Preferred Stock

The issuance of the Series B Preferred Stock may prevent or frustrate attempts by stockholders to change the board of directors or current management and could make a third-party acquisition of the Company difficult which could limit the price that investors might be willing to pay in the future for shares of the Company’s common stock.

Additional stock offerings in the future may dilute then-existing shareholders’ percentage ownership of the Company.

Given our plans and expectations that we will need additional capital and personnel, we anticipate that we will need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership of then current stockholders.

SPECIAL NOTE REGARDING FORWARD-LOOKING

This prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and the documents that we reference herein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the selling stockholders. Upon the exercise of the warrants for an aggregate of 83,333,334 shares of common stock assuming all payments are made by cash and there is no reliance on cashless exercise provisions however, we will receive the exercise price of the warrants, or an aggregate of approximately $5,000,000, from the investor in the January 27, 2021 Private Placement and $468,750 from the exercise for cash of the Placement Agent Warrants. We will bear all fees and expenses incident to our obligation to register the shares of common stock. Brokerage fees, commissions and similar expenses, if any, attributable to the sale of shares offered hereby will be borne by the selling stockholder.

There is no assurance the warrants will be exercised for cash. We intend to use such proceeds, if any, for general corporate and working capital purposes.

DIVIDENDS POLICY

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the board of directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.

OUR BUSINESS

Corporate Information

We were incorporated in the State of Nevada on April 24, 2006, as BioSolar Labs, Inc. Our name was changed to BioSolar, Inc. on June 8, 2006. Our principal executive offices are located at 27936 Lost Canyon Road, Suite 202, Santa Clarita, California 91387, and our telephone number is (661) 251-0001. Our fiscal year end is December 31.

Overview

We are a developer of clean energy technologies. Our current focus is on developing an electrolyzer technology to lower the cost of Green Hydrogen production.

Hydrogen is the cleanest and most abundant fuel in the universe. It is zero-emission and only produces water vapor when used. However, hydrogen does not exist in its pure form on Earth so it must be extracted. For centuries, scientists have known how to electricity to split water into hydrogen and oxygen using a device called an electrolyzer. Electrolyzers installed behind a solar farm or wind farm can use renewable electricity to split water, thereby producing Green Hydrogen. However, modern electrolyzers still cost too much. The chemical catalysts that enable the water-splitting reactions are currently made from platinum and iridium – both are very expensive precious metals. These catalysts account for nearly 50% of the cost of the electrolyzer.

We are developing technologies to significantly reduce or replace rare earth materials with inexpensive earth abundant materials in electrolyzers to help usher in a Green Hydrogen economy. In a 2020 report, Goldman Sachs estimates that Green Hydrogen will be a $12 trillion market opportunity by 2050.

We are also developing innovative technologies to increase the storage capacity, lower the cost and extend the life of lithium-ion batteries for electric vehicles or EV. We have previously developed an innovative material technology to reduce the cost per watt of electricity produced by Photovoltaic, or PV, solar modules. We are currently working on a silicon anode material technology intended to reduce the cost of current and future generation of lithium-ion batteries for EVs.

Industry Overview

Hydrogen is the most abundant and prevalent clean energy in the universe. 73% of the Sun is made up of hydrogen.

●	On a weight basis, hydrogen (142 MJ/kg) contains 3X as much energy as gasoline (46 MJ/kg), and 200X as much energy as lithium-ion batteries (0.6 MJ/kg).

●	It can be used in fuel cells to power electric vehicles or cities.

●	It can be combusted in gas turbines or internal combustion engines for power generation.

●	It is a zero-emission clean fuel and produces only water vapor when used.

●	It is the main ingredient in fertilizers that feed our hungry world.

Hydrogen doesn’t exist in its pure form, so it must be extracted. According to a 2020 report from the U.S. Department of Energy, more than 98% of hydrogen in the world are made by steam reforming of natural gas (“Grey Hydrogen”) or coal gasification (“Brown Hydrogen”). Both sources of hydrogen are basically different forms of dirty, carbon heavy, and non-renewable fossil fuels. This does nothing to help flight climate change or lead to renewable energy and a sustainable planet.

According to a 2020 research report from Grand View Research, hydrogen is already a big business today with an annual market size of more than $117 billion in 2019. Developing cost-competitive Green Hydrogen made from renewable resources such as solar, wind and water can significantly expand the market for hydrogen. At this time, electrolyzer technology represents the most certain way forward.

Solar or Wind Energy + Water + Electrolyzers = Green Hydrogen

Abundant sources of Green Hydrogen can then power a clean energy world of fast charging fuel cell electric vehicles, light up our homes, make our fertilizers and ultimately replace many forms of fossil fuels.

An overwhelming amount of scientific evidence shows that carbon emissions from fossil fuels have contributed to increasing global climate change. Policymakers around the world have accelerated programs to enable the development and adoption of renewable energy. The U.S has been slow to adopt such programs but is quickly becoming a formidable force. According to the World Resources Institute, more than U.S. 14 states have legislative mandates requiring 100% renewable electricity, some as early as 2040. Both the U.K. and European Union are targeting net zero greenhouse gas emissions by 2050.

With this global backdrop and concerted actions toward climate policies and clean energy, we believe the Green Hydrogen revolution is ready to take off. The Sun doesn’t always shine, and the wind doesn’t always blow. Therefore, green energy from solar and wind power is inherently intermittent and unreliable as a primary source of power. However, by converting that green electricity into Green Hydrogen, and it can be used anywhere and anytime for electricity, chemicals, heating and all necessities of life.

Because of the versatility of hydrogen, Green Hydrogen has the potential to fundamentally improve the world economy and usher in a new era of economic prosperity, sustainability, and energy independence to those with access to solar, wind and water… which describes most of the entire world.

In a 2020 report, Bank of America said that hydrogen will take 25% of all oil demand by 2050 and that Green Hydrogen economy could be worth more than $11 trillion by 2050. The firm also compared Green Hydrogen to pre-2007 smartphones and the Internet prior to the dot-com boom.

Electrolyzer Technology

For more than 200 years, scientists have known how to split water into hydrogen (H2) and oxygen (O2). By simply placing two metal electrodes into a jar of salted water (electrolytic solution) and applying an electrical voltage between them, H2 and O2 will bubble up at the separate electrodes. This process is called electrolysis and the device is called an electrolyzer. If the source of electricity is renewable such as solar or wind, then the resulting hydrogen is a zero-greenhouse gas renewable resource – Green Hydrogen.

There are two primary types of commercial electrolyzers. The original alkaline electrolyzer and the modern proton exchange membrane (PEM) electrolyzer. However, neither technology can currently produce Green Hydrogen at scale that is cost completive with Grey or Brown Hydrogen sourced from fossil fuels.

PEM electrolysis has the advantage of higher efficiency and quickly reacting to fluctuating input energy, which is ideally matched to the fluctuating nature of solar and wind energy. Its smaller footprint also makes it ideal for distributed systems, which is how most renewable energy systems are implemented.

PEM electrolyzers are expensive because they rely on rare earth materials such as platinum and iridium – literally stardust found only in asteroids – as chemical catalysts for the water-splitting reactions. According to National Renewable Energy Laboratory (NREL), these materials account for nearly 50% of the capital cost of PEM electrolyzers. Additionally, the cost of electricity contributes to over 50% of hydrogen production costs.

Our technology is aimed at lowering the cost of catalysts and key components in PEM electrolyzers by:

●	Replacing rare earth materials with inexpensive earth abundant materials,

●	Significantly reducing the amount of rare earth materials used, and

●	Reducing energy consumption

Applications of Green Hydrogen

Unlike lithium-ion where it is simply a battery technology, Green Hydrogen is an economy. There are many applications for Green Hydrogen, some with larger markets than others. Here are just a few.

(Source: U.S. DOE)

●	Green Electric Grid - The electric grid is finicky, sometimes it needs a lot of electricity sometimes it doesn’t. Unused electricity from solar and wind farms are wasted if it is not used immediately. The Sun doesn’t always shine, and the wind doesn’t always blow, and this makes solar and wind sourced electricity unreliable. One solution is to use an electrolyzer system to convert the excess solar/wind electricity into hydrogen and store it in inexpensive nearby underground caverns. When electricity demand spikes, the hydrogen can be converted back into electricity through a fuel cell. This is a very scalable solution as opposed to miles and miles of very expensive grid-scale battery systems. In fact, the Advanced Clean Energy Storage project in Utah aims to do just this by building the world’s largest storage facility for 1,000 megawatts of clean power, partly by putting hydrogen into underground salt caverns.

●	Fuel Cell Electric Vehicles (FCEV) - Perhaps the most exciting application of hydrogen is the direct use in fuel cell electric vehicles. A hydrogen tank in a passenger car can be filled in under 5 minutes. The only tailpipe emission is water. Big name car manufacturers such as Toyota, Hyundai, BMW, Mercedes-Benz all have FCEVs in development. China is committing to putting 1,000,000 FCEVs on the road by 2030.

●	Battery Electric Vehicles (BEV) - BEV and FCEV can coexist just like diesel and gasoline cars coexist today. Battery EVs running on electricity generated through the Green Electric Grid is a beneficiary and indirect user of hydrogen technology.

●	Hydrogen Fueling Stations - Electrolyzers are well suited and scalable for distributed onsite Green Hydrogen generation in fueling station applications. With green electricity from a nearby solar array or renewable electric grid, Green Hydrogen can be produced anywhere and anytime. This distributed model of hydrogen production eliminates the need for expensive transportation from a centralized facility.

●	Lower Carbon Gas Infrastructure - Green Hydrogen can serve as a steppingstone to a lower carbon footprint natural gas supply. Southern California Gas, and others, have demonstrated that the existing natural gas pipelines that supply gas to our cooking stoves and homes can safely contain 5-10% hydrogen without any modifications. This means that an electrolyzer system near a natural gas plant can inject Green Hydrogen directly into the existing gas infrastructure, lowering the carbon footprint of our meals and our warm homes.

●	Air Taxis of the Future - Hydrogen has 200 times the theoretical energy of lithium-ion batteries per kilogram. In the emerging but potentially revolutionary air mobility market, small electric aircrafts, such as the Skai air tax drone, hydrogen is the obvious choice because weight matters. According to Skai, battery-powered air mobility vehicles are projected to have flight durations of less than half an hour before needing to recharge – Skai’s hydrogen fuel cells give them the ability to fly continuously for up to 4 hours or more with higher capacity auxiliary tanks.

Research and Development

Our electrolyzer technology research and development is conducted at the University of California at Los Angeles through a sponsored research agreement. The current program is focused on replacing iridium with earth abundant materials that meet or exceed the performance characteristics of iridium. We have also identified additional components and materials in electrolyzers where meaningful cost reductions can be performed. While iridium is the oxygen catalyst, its counterpart on the hydrogen side is platinum, a material so rare that only 200 tons are mined every year. Another critical component is the porous transport layer (“PTL”), aka gas diffusion layer, which facilitates the movement of water and gases to and from the catalyst surfaces. According to the National Renewable Energy Laboratory, the catalysts, membrane and PTL assembly account for more than 50%-75% of the capital cost of the electrolyzer stack.

In parallel to our Green Hydrogen technology program described above, we are developing a new material processing technology to produce Silicon Oxide Composite anode material. Silicon Oxide Composite Anode has recently received significant interest because of its superior cycle and calendar life performance. We anticipate that a new processing technology can be developed to produce a type of Silicon Oxide Composite anode material that will significantly lower the cost of lithium-ion batteries for EVs.

Marketing Strategy

We will begin marketing our electrolyzer catalyst technologies as soon as a tangible form of quantitative performance demonstration becomes available. Our marketing plan includes engaging with manufacturers of existing electrolyzer component and delivery infrastructure, as well as identifying and developing relationships with potential licensing partners with large scale hydrogen generation and supply logistics all over the world.

We will begin marketing our silicon oxide processing technology in partnership with our joint development partners to electric vehicle manufacturers and suppliers of EV batteries when the demonstration of our scaled-up material processing technology becomes available. Potential licensing partners exist in the following industries: electric vehicles, consumer electronics and power tools.

We are currently outsourcing our promotion efforts to a public relations firm that is assisting us with comprehensive advertising and promotion of the Company.

Compliance with Environmental Laws and Regulations

Our operations are subject to local, state and federal laws and regulations governing environmental quality and pollution control. To date, our compliance with these regulations has had no material effect on our operations, capital, earnings, or competitive position, and the cost of such compliance has not been material. We are unable to assess or predict at this time what effect additional regulations or legislation could have on our activities.

Intellectual Property

On May 19, 2011, we filed a U.S. patent to protect the intellectual property rights for “Photovoltaic Module Backsheet, Materials for Use in Module Backsheet and Process for Making the Same,” application number 13/093,549.  The inventor listed on the patent application is Stanley Levy, our former Chief Technology Officer. The Company is listed as assignee. This patent was issued on July 14, 2015.

On March 26, 2018, North Carolina Agricultural and Technical State University filed a U.S. patent application U.S. Serial No. 62/473,772 titled “Prelithiated Silicon Particles for Lithium Ion Batteries”, and we signed an Exclusive License Agreement for the use of the technology effective September 25, 2017. The patent was issued on December 29, 2020.

On May 19, 2020, we filed a provisional U.S. patent application to protect the intellectual property rights for “Silicon Alloy Anode for High Power Batteries,” application number 63027154. The inventor listed on the patent application is David Lee, our Chief Executive Officer. The Company is listed as assignee. We rely upon confidentiality agreements signed by our employees, consultants and third parties to protect our intellectual property.

Manufacturing and Distribution

We currently do not have any mechanism for the manufacture and distribution of our own technology products, nor do we have adequate financing to undertake these efforts on our own. BioBacksheet is currently available for licensing only.

Competition

There are a number of companies developing technologies for catalysts intended for hydrogen electrolyzers. We expect a high level of competition, but the market opportunity is very large.

There are a number of companies manufacturing lithium-ion batteries including, Panasonic, Samsung, LG Chem, and Tesla. We plan to seek licensing arrangements for our lithium-ion battery technology with a select group of companies such as the ones listed above, and do not expect to be their direct competition.

Technology Development Partners

The Company has entered into a research agreement, effective August 17, 2016 (the “Agreement”), with North Carolina A&T State University, a constituent member of the University of North Carolina system (the “University”), pursuant to which the Company sponsors the University’s project which includes the research, testing and evaluation of a proposal. On September 11, 2017, the Company and the University extended the initial term of the Agreement for another twelve months, through September 11, 2018. The agreement ended on September 11, 2018.

On September 28, 2017, the Company entered into an Exclusive License Agreement (the “License Agreement”) with the North Carolina A&T State University related to the use of the University’s intellectual property in the Company’s business of developing, producing and marketing lithium-ion batteries. Within thirty (30) days after entering into the License Agreement, the Company paid to the University a one-time, non-refundable license fee in the sum of $15,000. Pursuant to the terms of the License Agreement, the Company is obligated to pay all costs of preparing, filing, prosecution, issuance and maintenance related to the patents underlying the intellectual property licensed by the Company. In addition, the Company is obligated to make certain annual royalty payments and sub-licensing fees. On September 28, 2020, the Company again paid to the University annual non-refundable licensee fee of $15,000.

On May 26, 2017, the Company executed a joint development agreement with Top Battery Co., Ltd. (“Top Battery”), a leading manufacturer of advanced lithium-ion battery solutions, based in the Republic of Korea, to assess, develop, manufacture, and/or market high power high energy lithium ion batteries integrating BioSolar technology and Top Battery technology.

On June 14, 2018, the Company executed a joint development agreement with Silicio Ferrosolar SLU, a subsidiary of Ferroglobe, PLC (NASDAQ:GSM), for collaborative efforts to assess, develop, and/or market silicon anode materials for high power, high energy lithium ion batteries by integrating BioSolar technology and Ferroglobe silicon materials.

On March 6, 2020, the Company executed a joint development agreement with Soelect, Inc, for collaborative efforts to assess, develop, and/or market a processing technology to produce silicon oxide anode materials for electric vehicle lithium ion batteries.

On December 14, 2020, the Company executed a sponsored research agreement with the University of California, Los Angeles, for collaborative efforts to discover and develop efficient and stable earth-abundant material-based catalysts for hydrogen production through water electrolysis.

To assist us in the development of our technology, we intend to seek out and enter into technology development agreements with other entities with battery testing and materials expertise.

Employees

As of February 1, 2020, we had one (1) full time employees. We have not experienced any work stoppages and we consider relations with our employees to be good.

Description of Property

Our headquarters are located at 27936 Lost Canyon Road, Suite 202, Santa Clarita, California 91387. We lease our facility under a month to month lease without an expiration date. Our monthly lease payment is $550. The size of our office is 144 square feet.

Legal Proceedings

We are not currently a party to, nor is any of our property currently the subject of, any material legal proceedings.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following description of our financial condition and results of operations in conjunction with the financial statements and accompanying notes included in this prospectus.

Overview

We are a developer of clean energy technologies. Our current focus is on developing an electrolyzer technology to lower the cost of Green Hydrogen production.

Hydrogen is the cleanest and most abundant fuel in the universe. It is zero-emission and only produces water vapor when used. However, hydrogen does not exist in its pure form on Earth so it must be extracted. For centuries, scientists have known how to electricity to split water into hydrogen and oxygen using a device called an electrolyzer. Electrolyzers installed behind a solar farm or wind farm can use renewable electricity to split water, thereby producing Green Hydrogen. However, modern electrolyzers still cost too much. The chemical catalysts that enable the water-splitting reactions are currently made from platinum and iridium – both are very expensive precious metals. These catalysts account for nearly 50% of the cost of the electrolyzer.

We are developing technologies to significantly reduce or replace catalysts made from rare earth materials with catalysts made from inexpensive earth abundant materials in electrolyzers to lower the cost of Green Hydrogen, thus help usher in a Green Hydrogen economy. In a 2020 report, Goldman Sachs estimates that Green Hydrogen will be a $12 trillion market opportunity by 2050.

We are also developing innovative technologies to increase the storage capacity, lower the cost and extend the life of lithium-ion batteries for electric vehicles. We are currently working on a silicon anode material technology intended to reduce the cost of current and future generation of lithium-ion batteries for EVs.

We have previously developed an innovative material technology to reduce the cost per watt of electricity produced by Photovoltaic, or PV, solar modules.

We were incorporated in the State of Nevada on April 24, 2006, as BioSolar Labs, Inc. Our name was changed to BioSolar, Inc. on June 8, 2006. Our principal executive offices are located at 27936 Lost Canyon Road, Suite 202, Santa Clarita, California 91387, and our telephone number is (661) 251-0001. Our fiscal year end is December 31.

Application of Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations are based upon our unaudited financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to impairment of property, plant and equipment, intangible assets, deferred tax assets and fair value computation using a Binomial lattice valuation model. We base our estimates on historical experience and on various other assumptions, such as the trading value of our common stock and estimated future undiscounted cash flows, that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; however, we believe that our estimates, including those for the above-described items, are reasonable.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements. Significant estimates made in preparing these financial statements, include the estimate of useful lives of property and equipment, the deferred tax valuation allowance, derivative liabilities and the fair value of stock options. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Our cash, cash equivalents, investments, inventory, prepaid expenses, and accounts payable are stated at cost which approximates fair value due to the short-term nature of these instruments.

Recently Issued Accounting Pronouncements

Management reviewed currently issued pronouncements during the three months ended September 30, 2020, and does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying condensed unaudited financial statements.

Results of Operations – Three Months Ended September 30, 2020 Compared to the Three Months Ended September 30, 2019

Operating Expenses

General and Administrative Expenses

General and administrative (“G&A”) expenses increased by $19,217 to $122,477 for the three months ended September 30, 2020, compared to $103,260 for the prior period ended September 30, 2019. This increase in G&A expenses was the result of an increase in salary expense and professional fees.

Research and Development

Research and Development (“R&D”) expenses decreased by $25,721 to $34,750 for the three months ended September 30, 2020, compared to $60,471 for the prior period ended September 30, 2019. This overall decrease in R&D expenses was the result of a decrease in consulting services.

Depreciation

Depreciation expense for the three months ended September 30, 2020 and 2019 was $1,092 and $2,752, respectively.

Other Income/(Expenses)

Other income and (expenses) increased by $(15,214,361) to $(15,903,864) for the three months ended September 30, 2020, compared to $(689,503) for the prior period ended September 30, 2019. The increase in other income and (expenses) was the result of an increase in non-cash gain on change in fair value of the derivative instruments of $15,240,756, a decrease in interest expense of $26,405, which includes non-cash expense of amortization of debt discount in the amount of $21,708, and interest income of $47. The increase in other income and (expenses) was primarily due to the net change in the fair value of the derivative instruments.

Net Income (Loss)

Our net loss for the three months ended September 30, 2020 was $(16,062,126), compared to a net loss of $(855,986) for the prior period ended September 30, 2019. The increase in net loss was due to an increase in non-cash other income (expenses) associated with the net change in derivative instruments estimated each period. These estimates are based on multiple inputs, including the market price of our stock, interest rates, our stock price volatility, variable conversion prices based on market prices as defined in the respective agreements and probabilities of certain outcomes based on management projections. These inputs are subject to significant changes from period to period and to management’s judgment; therefore, the estimated fair value of the derivative liabilities will fluctuate from period to period, and the fluctuation may be material. The Company has not generated any revenues.

Results of Operations – Nine months ended September 30, 2020 Compared to the Nine Months Ended September 30, 2019

Operating Expenses

General and Administrative Expenses

General and administrative (“G&A”) expenses increased by $14,255 to $341,536 for the nine months ended September 30, 2020, compared to $327,281 for the prior period ended September 30, 2019. This increase in G&A expenses was the result of an increase in salary expense and professional fees.

Research and Development

Research and Development (“R&D”) expenses decreased by $62,022 to $118,582 for the nine months ended September 30, 2020, compared to $180,604 for the prior period ended September 30, 2019. This overall decrease in R&D expenses was the result of a decrease in consulting services and third-party services.

Depreciation

Depreciation expense for the nine months ended September 30, 2020 and 2019 was $3,274 and $5,798, respectively.

Other Income/(Expenses)

Other income and (expenses) increased by $(18,728,371) to $(16,529,993) for the nine months ended September 30, 2020, compared to $2,198,378 for the prior period ended September 30, 2019. The decrease in other income and (expenses) was the result of an increase in non-cash loss on change in fair value of the derivative instruments of $18,775,145, and an increase in interest income of $42, with a decrease in interest expense of $46,732, which includes non-cash expense of amortization of debt discount in the amount of $38,816,. The increase in other income and (expenses) was primarily due to the net change in the fair value of the derivative instruments and amortization of debt discount.

Net Income (Loss)

Our net loss for the nine months ended September 30, 2020 was $(16,993,385), compared to a net income of $1,684,695 for the prior period ended September 30, 2019. The increase in net loss was due to an increase in non-cash other income (expenses) associated with the net change in derivative instruments estimated each period. These estimates are based on multiple inputs, including the market price of our stock, interest rates, our stock price volatility, variable conversion prices based on market prices as defined in the respective agreements and probabilities of certain outcomes based on management projections. These inputs are subject to significant changes from period to period and to management’s judgment; therefore, the estimated fair value of the derivative liabilities will fluctuate from period to period, and the fluctuation may be material. The Company has not generated any revenues during the nine months ended September 30, 2020.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. Significant factors in the management of liquidity are funds generated by operations, levels of accounts receivable and accounts payable and capital expenditures.

The unaudited condensed financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying unaudited condensed financial statements do not reflect any adjustments that might result if we are unable to continue as a going concern. During the nine months ended September 30, 2020, we did not generate any revenues, incurred a net loss of $16,993,385, due to an overall change in non-cash derivative liability, and used cash of $449,028 in operations. As of September 30, 2020, we had a working capital deficit of $27,066,309 and a shareholders’ deficit of $28,570,902. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

In the three months ended September 30, 2020, we obtained funding through the sale of our convertible debt. Management believes that we will be able to continue to raise funds through the sale of our securities to existing and new investors. Management believes that funding from existing and prospective new investors and future revenue will provide the additional cash needed to meet our obligations as they become due and will allow the development of our core business operations. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in case of equity financing.

As of September 30, 2020, we had a working capital deficit of $27,066,309 compared to a working capital deficit of $10,048,922 for the year ended December 31, 2019. This increase in working capital deficit of $17,289,203 was due primarily to an increase in accounts payable, and accrued expenses, derivative liability associated with our outstanding notes, with a decrease in prepaid expenses, and convertible notes.

During the nine months ended September 30, 2020, we used $449,028 of cash for operating activities, as compared to $532,620 for the prior period ended September 30, 2019. The decrease in the use of cash for operating activities for the current period was a result of a decrease in prepaid expenses, compared to the prior nine months ended September 30, 2019.

Cash provided from financing activities was $478,000 for the nine months ended September 30, 2020, as compared to $523,500 for the prior period ended September 30, 2020. The decrease was due to decline in equity financing during the current period. The convertible notes are convertible into shares of common stock, which have limitations on conversion. The lender is limited to no more than a 4.99% beneficial ownership of the outstanding shares of common stock. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act of 1934, as amended. Our ability to continue as a going concern is dependent upon raising capital through financing transactions and future revenue. Our capital needs have primarily been met from the proceeds of the sale of our securities, as we currently have not generated any revenues.

Our independent auditors, in their report on our audited financial statements for the year ended December 31, 2019, expressed substantial doubt about our ability to continue as a going concern. Our financial statements as of September 30, 2020 have been prepared under the assumption that we will continue as a going concern. Our ability to continue as a going concern ultimately is dependent upon our ability to generate revenue, which is dependent upon our ability to obtain additional equity or debt financing, attain further operating efficiencies and, ultimately, to achieve profitable operations. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Plan of Operation and Financing Needs

We are engaged in the development of innovative technologies that increase the capacity and reduce the cost of storing electrical energy. We are currently focusing on developing a high capacity silicon anode material technology to increase the storage capacity and reduce cost of the future generation of lithium-ion batteries for electric vehicles by 2021.

Our plan of operation within the next three months is to utilize our cash balances to work on developing a new EV battery material processing technology.  We believe that our current cash and investment balances will be sufficient to support development activity and general and administrative expenses for the next two months. Management estimates that it will require additional cash resources during 2020, based upon its current operating plan and condition. We do not expect increased expenses during the third quarter of 2020.  We will be investigating additional financing alternatives, including equity and/or debt financing. There is no assurance that capital in any form would be available to us, and if available, on terms and conditions that are acceptable. If we are unable to obtain sufficient funds during the next three months, we may be forced to reduce the size of our organization, which could have a material adverse impact on, or cause us to curtail and/or cease the development of our products

Off-Balance Sheet Arrangements

As of September 30, 2020, we did not have any off- balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, result of operations, liquidity or capital expenditures.

Results of Operations – Year Ended December 31, 2019 Compared to the Year Ended December 31, 2018-

General and Administrative Expenses

General and administrative (“G&A”) expenses increased by $5,026 to $428,668 for the year ended December 31, 2019, compared to $423,642 for the prior period December 31, 2018. This increase in G&A expenses was the result of an increase in professional fees of $2,943 and insurance of $3,372, with an overall decrease of $1,289 in other G&A expenses.

Research and Development

Research and Development (“R&D”) expenses increased by $25,080 to $264,687 for the year ended December 31, 2019, compared to $239,607 for the prior period ended December 31, 2018. This overall increase in R&D expenses was the result of an increase in corporate outside services and consultant fees.

Depreciation and amortization Expense

Depreciation and amortization expense for the year ended December 31, 2019 decreased by $787 to $6,890 compared to $6,103 for the prior year ended December 31, 2018. The decrease was primarily due to the decrease in value of the fixed assets.

Other Income/(Expenses)

Other income and (expenses) decreased by $13,989,936 to $4,822,610 of other income for the year ended December 31, 2019, compared to $(9,167,326) of other expense for the prior period ended December 31, 2018. The decrease in non-cash loss on change in fair value of the derivative instruments of $14,168,409, interest expense in the amount of $564,015, which includes the net change in amortization of debt discount in the amount of $531,214, and a decrease in loss on conversion of debt of $385,531, and interest income of $10. The decrease in other income and (expenses) was primarily due to the non-cash net change in derivatives for our outstanding convertible promissory notes.

Net Loss

Our net income was $4,122,365 for the year ended December 31, 2019, compared to a net loss of $9,866,829 for the prior period ended December 31, 2018. The increase in net income was due to an increase in non-cash other income (expenses) associated with the net change in derivative instruments estimated each period. These estimates are based on multiple inputs, including the market price of our stock, interest rates, our stock price volatility, variable conversion prices based on market prices as defined in the respective agreements and probabilities of certain outcomes based on the calculated estimates. These inputs are used to determine the fair value of the derivative liabilities and are subject to significant changes from period to period based on these valuations, therefore, the estimated fair value of the derivative liabilities will fluctuate from period to period, and the fluctuation may be material. The Company has not generated any revenues.

Liquidity and Capital Resources

As of December 31, 2019, we had $10,048,922 in working capital deficit as compared to $15,062,687 for the prior year ended December 31, 2018. The decrease in working capital deficit was due primarily to a decrease in cash, accounts payable, and convertible debt, with an increase in prepaid expenses, accrued expenses, and derivative liability.

During the year ended December 31, 2019, the Company used $718,403 of cash for operating activities, as compared to $630,979 for the prior year ended December 31, 2018. The increase in the use of cash for operating activities was a result of an increase in insurance, research and development, and professional fees in the fiscal year ended December 31, 2019 compared to December 31, 2018. The Company is focused on development of silicon anode additive technology for next generation lithium-ion batteries.

Cash used in investing activities was $0 for the year ended December 31, 2019 as compared to cash used by investing activities of $5,770 for the prior year ended December 31, 2018. In the year ended December 31, 2018, the Company purchased office equipment with no spend on investing activities in the fiscal year ended December 31, 2019.

Cash provided from financing activities during the year ended December 31, 2019 was $697,500 as compared to $600,000 for the prior year ended December 31, 2018. Our capital needs have primarily been met from the proceeds of convertible debt offerings. We are currently in the development stage of our business and have no revenues.

Our financial statements as of December 31, 2019 and 2018 have been prepared under the assumption that we will continue as a going concern. Our independent registered public accounting firm has issued their report dated March 9, 2020 that included an explanatory paragraph expressing substantial doubt in our ability to continue as a going concern without additional capital becoming available. Our ability to continue as a going concern ultimately is dependent on our ability to generate a profit which is dependent upon our ability to obtain additional equity or debt financing, attain further operating efficiencies and, ultimately, achieve profitable operations. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MANAGEMENT

The following table sets forth information about our executive officers and directors:

Name	Age	Position
David Lee	61	President, CEO, Acting CFO and Chairman of the Board of Directors

David Lee – President, CEO, Acting CFO and Chairman of the Board of Directors

David D. Lee, founder of the Company, has over 30 years of engineering, marketing, sales, and corporate management experience in the areas of military and consumer communication systems, automotive electronics, software development and consulting. He has held senior management positions in numerous technology companies over the course of his career including Chief Operating Officer for Applied Reasoning, Inc., an Internet software development company; Vice President and General Manager of RF-Link Technology, Inc., a wireless technology company; Program Manager at TRW Transportation Electronics, and Systems Engineer at TRW Space and Defense. Dr. Lee holds a Ph.D. in Electrical Engineering from Purdue University, a Master of Science in Electrical Engineering from the University of Michigan Ann Arbor, and a Bachelor of Science in Electrical Engineering from the University of Texas at Austin.

Family Relationships

There are no family relationships among our executive officers and directors.

Election of Directors

All directors hold office until the next annual meeting of security holders or until their successors have been qualified. The officers of our Company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Involvement in Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

1.	any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.	being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.	being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Committees of the Board

Due to the small size of the Company and its Board of Directors, we currently have no audit committee, compensation committee or nominations and governance committee of our board of directors. We do not have an audit committee financial expert.

EXECUTIVE AND DIRECTOR COMPENSATION

The table below sets forth the compensation earned by our Principal Executive Officer.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation	All Other Compensation ($)	Total ($)
David Lee	2020	$144,000	0	0	0	0	0	0	$144,000
- CEO and Acting CFO	2019	$144,000	0	0	0	0	0	0	$144,000

Stanley Levy*	2020	$0							$0
Former CTO	2019	$0	0	0	0	0	0	0	$0

*	Dr. Levy passed away on January 5, 2021

Employment Agreements

The Company currently has no employment agreements with its executive officers.

Employee Benefit Plans

The Company currently has no benefit plans in place for its employees.

 Stock Option Plan

The Company has no stock option plan.

Director Compensation

Directors receive compensation for their services and reimbursement for their expenses as shall be determined from time to time by resolution of the Board. Currently, our directors do not receive monetary compensation for their service on the Board of Directors.

Director Independence

We do not have an independent director within the meaning of NASDAQ Rule 5605(a)(2).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNER AND MANAGEMENT

The following table sets forth, as of January 27, 2021, the number of and percent of our common stock beneficially owned by:

●	all directors and nominees, naming them,

●	our executive officers,

●	our directors and executive officers as a group, without naming them, and

●	persons or groups known by us to own beneficially 5% or more of our common stock:

We believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from January 27, 2021 upon the exercise of options, warrants or convertible securities. Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of January 27, 2021 have been exercised and converted. Unless otherwise indicated, the address of each of the following beneficial owner is c/o Biosolar, Inc., 27936 Lost Canyon Road, Suite 202, Santa Clarita, CA 91387

Name of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned	Percent of Total (1)
David Lee (2)	Common Stock	16,769,290	3.12%

All Executive Officers and Directors as a Group (1 person)	Common Stock	16,769,290	3.12%

*	Less than one percent.

1.	Based upon 526,286,424 shares of common stock outstanding as of January 27, 2021.
2.	Includes 12,000,000 shares underlying options to purchase shares of the Company’s common stock are fully vested.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No director, executive officer, shareholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since the beginning of the year ended December 31, 2020, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year-end for the last three completed fiscal years

DESCRIPTION OF CAPITAL STOCK

Description of Common Stock

We are authorized to issue 3,000,000,000 shares of common stock, $0.0001 par value per share.

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors to our board of directors. Subject to the rights of the Series B Preferred Stock, discussed below, Holders of the Company’s common stock representing a majority of the voting power of the Company’s common stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the Company’s outstanding shares is required to effectuate certain fundamental corporate changes such as a liquidation, merger or an amendment to the Company’s articles of incorporation

Subject to the rights of preferred stockholders (if any), holders of the Company’s common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights, and there are no redemption provisions applicable to the Company’s common stock.

Description of Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.0001 per share, from time to time, in one or more series. We do not have any outstanding shares of preferred stock.

Our articles of incorporation authorizes our board of directors to issue preferred stock from time to time with such designations, preferences, conversion or other rights, voting powers, restrictions, dividends or limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as shall be determined by the board of directors for each class or series of stock. Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, or any securities exchange or market on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change-in-control of the Company.

On January 14, 2021, our Board approved the designation of 1,000 shares Series B Preferred Stock (the “Series B Preferred Stock”), and the issuance of the Shares to our Chief Executive Officer, David Lee.

On January 15, 2021, as approved by the Board, we filed the Certificate of Designation (the “Certificate of Designation”) for its newly-created Series B Preferred Stock with the Secretary of State of Nevada designating 1,000 shares of its authorized preferred stock as Series B Preferred Stock. The shares of Series B Preferred Stock have a par value of $0.0001 per share. The Series B Preferred Stock does not have a dividend rate or liquidation preference and are not convertible into shares of our common stock.

For so long as any shares of the Series B Preferred Stock remain issued and outstanding, the holders thereof, voting separately as a class, shall have voting power equal to 51% of the total vote (representing a super majority voting power) on all shareholder matters of the Company. Such vote shall be determined by the holder(s) of a majority of the then issued and outstanding shares of Series B Preferred Stock.

The shares of the Series B Preferred Stock shall be automatically redeemed by us at their par value on the first to occur of the following triggering events: (i) a date forty five (45) days after the effective date of the Certificate of Designation, (ii) on the date that Mr. Lee ceases, for any reason, to serve as officer, director or consultant of the Company, or (ii) on the date that the Company’s shares of common stock first trade on any national securities exchange and such listing is conditioned upon the elimination of the preferential voting rights of the Series B Preferred Stock set forth in the Certificate of Designation.

Additionally, we are prohibited from adopting any amendments to our Bylaws, Articles of Incorporation, as amended, as set forth in the Certificate of Designation, without the affirmative vote of at least 66-2/3% of the outstanding shares of Series B Preferred Stock. However, we may by any means authorized by law and without any vote of the holders of shares of Series B Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designation that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series B Preferred Stock.

Anti-Takeover Provisions of Nevada State Law

Certain anti-takeover provisions of Nevada law could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition arguably could benefit our stockholders.

Nevada’s “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination, or the transaction by which such person becomes an “interested stockholder”, in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We have made such an election in our original articles of incorporation.

Nevada’s “acquisition of controlling interest” statutes, NRS 78.378 through 78.379, inclusive, contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. Absent such provision in our bylaws, these laws would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one fifth or more, but less than one third, (2) one third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interests of, the corporation. The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

The following provisions of our articles of incorporation and bylaws could have the effect of delaying or discouraging another party from acquiring control of us and could encourage persons seeking to acquire control of us to first negotiate with our board of directors:

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	the right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, with our stockholders only allowed to fill such a vacancy if not filled by the board;

●	the ability of our board of directors to alter our bylaws without obtaining shareholder approval; and

●	the requirement that a special meeting of stockholders may be called only by either (i) the Chairman; (ii) the President; (iii) Vice President, or (iv) at least two members of our board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Worldwide Stock Transfer.

Stock Quotation

Our common stock is currently quoted on OTC Pink and under the symbols “BSRC”.

Indemnification of Directors and Officers

The NRS empower us to indemnify our directors and officers against expenses relating to certain actions, suits or proceedings as provided for therein. In order for such indemnification to be available, the applicable director or officer must not have acted in a manner that constituted a breach of his or her fiduciary duties and involved intentional misconduct, fraud or a knowing violation of law, or must have acted in good faith and reasonably believed that his or her conduct was in, or not opposed to, our best interests. In the event of a criminal action, the applicable director or officer must not have had reasonable cause to believe his or her conduct was unlawful.

Under the Nevada General Corporation Law our Bylaws, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his “duty of care.” This provision does not apply to the directors’ (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in our Bylaws is to eliminate the rights of our Company and our stockholders (through stockholder’s derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of our Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. In addition, our Bylaws provide that if the Nevada General Corporation Law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that is it is the opinion of the SEC that such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable.

PRIVATE PLACEMENT OF SHARES OF COMMON STOCK, WARRANTS AND PRE-FUNDED WARRANTS

On January 24, 2021 (the “Signing Date”), we entered into a securities purchase agreement (the “Purchase Agreement”) with a single institutional and accredited investor pursuant to which we sold to the investor in a private placement an aggregate of (i) 52,000,000 shares of common stock (the “Shares”), (ii) pre-funded warrants to purchase up to an aggregate of 31,333,334 shares of common stock (the “Pre-Funded Warrants”) and (iii) warrants to purchase up to an aggregate of 83,333,334 shares of common stock for gross proceeds to the Company of approximately $5,000,000. The combined purchase price for one share of common stock and a warrant to purchase one share of common stock is $0.06 and the combined purchase price for one pre-funded warrant to purchase one share of common stock and a warrant to purchase one share of common stock is 0.0599. The closing for the sale of the Shares, Pre-Funded Warrants and Warrants occurred on January 27, 2021.

We intend to use the net proceeds primarily to expand and accelerate the development of its electrolyzer technology, as well as for working capital and general corporate purposes.

The Pre-Funded warrants have an exercise price of $0.0001 per share, subject to adjustment and no expiration date.  The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

The Warrant is exercisable for a period of five and one-half years from the date of issuance and has an exercise price of $0.06 per share, subject to adjustment as set forth in the Warrant for stock splits, stock dividends, recapitalizations and similar customary adjustments. The investor may exercise the Warrant on a cashless basis if the shares of common stock underlying the Warrant (the “Warrant Shares”) are not then registered pursuant to an effective registration statement.

Under the terms of the warrants and pre-funded warrants, the investor may not exercise the warrants to the extent such exercise would cause such investor, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrants which have not been exercised. The number of shares in the second column does not reflect this limitation.

In connection with the Purchase Agreement, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the investor. Pursuant to the Registration Rights Agreement, we will be required to file a resale registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) to register for resale of the Shares, the shares issuable upon exercise of the Pre-Funded Warrants and the Warrant Shares, within 15 days of the Signing Date, and to have such Registration Statement declared effective within 60 days after the Signing Date, or 90 days of the Signing Date in the event the Registration Statement is “fully” reviewed by the SEC. We will be obligated to pay certain liquidated damages to the investor if we fail to file the resale registration statement when required, fails to cause the Registration Statement to be declared effective by the SEC when required, of if we fail to maintain the effectiveness of the Registration Statement.

Pursuant to an engagement letter (the “Engagement Letter”), dated as of January 22, 2021, by and between the Company and H.C. Wainwright & Co., LLC (“Wainwright”), we engaged Wainwright to act as our exclusive placement agent in connection with the offering. Pursuant to the engagement agreement, we agreed to pay Wainwright a cash fee of 7.5% of the gross proceeds we received under the Purchase Agreement. We also agreed to pay Wainwright (i) a management fee equal to 1.0% of the gross proceeds raised in the offering; and (ii) $85,000 for non-accountable expenses. In addition, we agreed to issue to Wainwright (or its designees) placement agent warrants (the “Placement Agent Warrants”) to purchase a number of shares equal to 7.5% of the aggregate number of Shares sold under the Purchase Agreement, or warrants to purchase up to an aggregate of 6,250,000 shares. The Placement Agent Warrants generally will have the same terms as the Warrants, except they will have an exercise price of $0.075 per share.

SELLING STOCKHOLDERS

The common stock being offered by the selling stockholders are those previously issued to the investor in the January 27, 2021 Private Placement and those issuable to the investor upon exercise of the warrants, pre-funded warrants as well as the Placement Agent Warrants. For additional information regarding the issuances of those shares of common stock, warrants, pre-funded warrants and Placement Agent Warrants see “Private Placement of Shares of Common Stock Warrants and Pre-Funded Warrants” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock, warrants and the pre-funded warrants, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by the selling stockholders. The second column lists the number of shares of common stock beneficially owned each of the by the selling stockholders, based on its ownership of the shares of common stock and warrants, as of January 27, 2021, assuming exercise of the warrants and pre-funded warrants held by the selling stockholders on that date, without regard to any limitations on exercises. As of January 27, 2021, 526,286,424 shares of the Company’s’ common stock were issued and outstanding.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders.

This prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the investor in the January 27, 2021 Private Placement as described above and (ii) the maximum number of shares of common stock issuable upon exercise of the related warrants and the Placement Agent Warrants, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement, without regard to any limitations on the exercise of the warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the warrants and pre-funded warrants, the investor (Armistice Capital Master Fund Ltd.) may not exercise the warrants to the extent such exercise would cause such investor, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of the warrants which have not been exercised (the “Beneficial Ownership Limitation”). The Placement Agent Warrants are also subject to a Beneficial Ownership Limitation. The number of shares in the second column does not reflect this limitation. The selling stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Each of Noam Rubinstein, Charles Worthman, Michael Vasinkevich and Craig Schwabe are affiliated with H.C. Wainwright & Co., LLC, a registered broker-dealer. H.C. Wainwright & Co., LLC and/or any of its affiliates previously served as our exclusive placement agent for the January 27, 2021 Private Placement pursuant to the Engagement Letter and as financial advisor from time to time in the ordinary course of their business, for which they have received customary fees and commissions.

Name of Selling Stockholder	Number of shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus		Number of shares of Common Stock Owned After Offering
Armistice Capital Master Fund Ltd.	166,666,668	166,666,668	(1)	-
Michael Vasinkevich(2)	4,007,812	4,007,812	(3)	-
Noam Rubinstein(2)	1,968,750	1,968,750	(4)	-
Craig Schwabe(2)	210,938	210,938	(5)	-
Charles Worthman(2)	62,500	62,500	(6)	-

(1)	The shares are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The number of shares includes 114,666,668 shares of common stock issuable upon exercise of the pre-funded warrants and the warrants, both of which are subject to certain beneficial ownership limitations. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. The business address for the Master Fund is c/o Armistice Capital, LLC, 510 Madison Avenue 7th Floor, New York 10022.

(2)	Each of Michael Vasinkevich, Noam Rubinstein, Craig Schwabe and Charles Worthman have a registered address of 430 Park Ave, 3rd Floor, New York, NY 10022.
(3)	Consists of 4,007,812 shares of common stock underlying warrants without giving effect to limitations on beneficial ownership set forth therein.
(4)	Consists of 1,968,750 shares of common stock underlying warrants without giving effect to limitations on beneficial ownership set forth therein.
(5)	Consists of 210,938 shares of common stock underlying warrants without giving effect to limitations on beneficial ownership set forth therein.

(6)	Consists of 62,500 shares of common stock underlying warrants without giving effect to limitations on beneficial ownership set forth therein.

PLAN OF DISTRIBUTION

The Selling Stockholders (the “Selling Stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the OTC Pink or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. Each Selling Stockholder may use any one or more of the following methods when selling securities: The selling stockholders will offer its shares at a fixed price of $0.1134 per share until our common shares are quoted on the OTCMarkets OTCQB, and thereafter, at prevailing market prices or privately negotiated prices.

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each of the Selling Stockholders have informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Sichenzia Ross Ference LLP, New York, New York. Sichenzia Ross Ference LLP or certain members or employees of Sichenzia Ross Ference LLP have been issued common stock of the Company.

EXPERTS

The financial statements of BioSolar, Inc. as of and for the year ended December 31, 2019 appearing in this prospectus, have been audited by M&K CPAS, PLLC, as set forth in its report thereon, included herein. Such financial statements are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The financial statements of BioSolar, Inc. as of and for the year ended December 31, 2018 appearing in this prospectus, have been audited by Liggett & Webb, P.A. as set forth in its report thereon, included herein. Such financial statements are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Federal securities laws require us to file information with the SEC concerning our business and operations. Accordingly, we file annual, quarterly, and special reports, and other information with the Commission. The SEC maintains a web site (http://www.sec.gov) at which you can read or download our reports and other information.

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities being offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to the Company and the securities offered hereby, reference is made to the registration statement, and such exhibits and schedules. The registration statement may be accessed at the SEC’s web site.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of BioSolar, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of BioSolar, Inc. (the Company) as of December 31, 2019, and the related statements of operations, shareholders’ deficit, and cash flows for period ended December 31, 2019, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for each of the years in the period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America. The financial statements of BioSolar, Inc., as of December 31, 2018, were audited by other auditors whose report dated March 21, 2019, expressed an unqualified opinion on those financial statements.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continues as a going concern. As discussed in Note 1 to the financial statements, in past years, the Company has suffered net losses from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

M&K CPAS, PLLC.

We have served as the Company’s auditor since 2019.

Houston, TX

March 9, 2020

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of BioSolar, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of BioSolar, Inc. (the “Company”) as of December 31, 2018, the related statement of operations, shareholders’ deficit, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company does not generate revenue and has negative cash flows from operations. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting in accordance with the standards of the PCAOB. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion in accordance with the standards of the PCAOB.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Liggett & Webb, P.A.

We have served as the Company’s auditor since 2013 to 2019.

New York, NY

March 21, 2019

BIOSOLAR, INC.

BALANCE SHEETS

	December 31, 2019	December 31, 2018
ASSETS

CURRENT ASSETS
Cash	$61,794	$82,697
Prepaid expenses	29,956	23,107

TOTAL CURRENT ASSETS	91,750	105,804

PROPERTY AND EQUIPMENT
Machinery and equipment	37,225	37,225
Less accumulated depreciation	(30,681)	(26,814)

NET PROPERTY AND EQUIPMENT	6,544	10,411

OTHER ASSETS
Patents, net of amortization of $12,090 and $9,067, respectively	33,246	36,269
Deposit	770	770

TOTAL OTHER ASSETS	34,016	37,039

TOTAL ASSETS	$132,310	$153,254

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$58	$896
Accrued expenses	830,425	641,366
Derivative liability	8,919,202	14,032,942
Convertible promissory notes net of debt discount of $254,897 and $265,873, respectively	390,987	493,287

TOTAL CURRENT LIABILITIES	10,140,672	15,168,491

LONG TERM LIABILITIES
Convertible promissory notes net of debt discount of $800 and $27, respectively	2,207,349	1,984,973

TOTAL LONG TERM LIABILITIES	2,207,349	1,984,973

TOTAL LIABILITIES	12,348,021	17,153,464

SHAREHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value; 10,000,000 authorized shares, none issued and outstanding	-	-
Preferred treasury stock, 1000 and 0 shares outstanding, respectively	-	-
Common stock, $0.0001 par value; 3,000,000,000 authorized shares 133,912,520 and 60,639,308 shares issued and outstanding, respectively	13,391	6,064
Additional paid in capital	12,301,739	11,646,932
Accumulated deficit	(24,530,841)	(28,653,206)

TOTAL SHAREHOLDERS’ DECIFIT	(12,215,711)	(17,000,210)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$132,310	$153,254

The accompanying notes are an integral part of these audited financial statements

BIOSOLAR, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	Years Ended
	December 31, 2019	December 31, 2018

REVENUE	$-	$-

OPERATING EXPENSES
General and administrative expenses	428,668	423,642
Research and development	264,687	239,607
Depreciation and amortization	6,890	6,103
Loss on abandonment of patents	-	30,151

TOTAL OPERATING EXPENSES	700,245	699,503

LOSS FROM OPERATIONS BEFORE OTHER INCOME (EXPENSES)	(700,245)	(699,503)

OTHER INCOME/(EXPENSES)
Interest income	36	25
Loss on conversion of debt	-	(385,531)
Gain (Loss) on change in derivative liability	5,777,348	(8,391,061)
Interest expense	(954,774)	(390,759)

TOTAL OTHER INCOME (EXPENSES)	4,822,610	(9,167,326)

NET INCOME (LOSS)	$4,122,365	$(9,866,829)

BASIC EARNINGS (LOSS) PER SHARE	$0.04	$(0.18)

DILUTED EARNINGS (LOSS) PER SHARE	$0.01	$(0.18)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
BASIC	92,022,751	53,667,779

DILUTED	679,815,020	53,667,779

The accompanying notes are an integral part of these audited financial statements

BIOSOLAR, INC.

STATEMENTS OF SHAREHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	YEARS ENDED DECEMBER 31, 2019 AND 2018
			Additional			Additional
	Preferred Stock		Paid-in	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Shares	Amount	Capital	Deficit	Total
Balance at December 31, 2017	-	$-	$-	41,485,051	$4,149	$11,127,693	$(18,786,377)	$(7,654,535)

Issuance of common shares for converted promissory notes and accrued interest	-	-	-	19,154,257	1,915	519,239	-	521,154

Net Loss	-	-	-	-	-	-	(9,866,829)	(9,866,829)

Balance at December 31, 2018	-	-	-	60,639,308	6,064	11,646,932	(28,653,206)	(17,000,210)

Issuance of common shares for converted promissory notes and accrued interest	-	-	-	73,273,212	7,327	654,807	-	662,134

Issuance of preferred shares for services	1,000	-	20,000	-	-	-	-	20,000

Redeemption of preferred shares	(1,000)	-	(20,000)	-	-	-	-	(20,000)

Net Income	-	-	-	-	-	-	4,122,365	4,122,365

Balance at December 31, 2019	-	$-	$-	133,912,520	$13,391	$12,301,739	$(24,530,841)	$(12,215,711)

The accompanying notes are an integral part of these audited financial statements

BIOSOLAR, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

	Years Ended
	December 31, 2019	December 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$4,122,365	$(9,866,829)
Adjustment to reconcile net income(loss) to net cash used in operating activities
Depreciation and amortization expense	6,890	6,103
(Gain) Loss on net change in derivative liability	(5,777,348)	8,391,061
Loss on conversion of debt	-	385,531
Amortization of debt discount recognized as interest expense	673,812	142,598
Loss on abandonment of patents	-	30,151
(Increase) Decrease in Changes in Assets
Prepaid expenses	(6,849)	(1,464)
Increase (Decrease) in Changes in Liabilities
Accounts payable	(838)	(30,949)
Accrued expenses	263,565	312,819

NET CASH (USED) IN OPERATING ACTIVITIES	(718,403)	(630,979)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	-	(5,770)

NET CASH (USED IN) INVESTING ACTIVITIES	-	(5,770)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible promissory notes	697,500	600,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	697,500	600,000

NET DECREASE IN CASH	(20,903)	(36,749)

CASH, BEGINNING OF YEAR	82,697	119,446

CASH, END OF YEAR	$61,794	$82,697

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$979	$2,262
Taxes paid	$-	$-

SUPPLEMENTAL SCHEDULE OF NON-CASH TRANSACTIONS
Common stock issued for convertible notes and accrued interest	$662,134	$521,154
Preferred stock issued for services and redeemed	$-	$-
Initial Debt Discount due to derivative	$663,608	$-

The accompanying notes are an integral part of these audited financial statements

BIOSOLAR, INC.

NOTES TO FINANCIAL STATEMENTS – AUDITED

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

1.	ORGANIZATION AND LINE OF BUSINESS

Organization

BioSolar, Inc. (the “Company”) was incorporated in the state of Nevada on April 24, 2006.  The Company, based in Santa Clarita, California, began operations on April 25, 2006 to develop and market Photovoltaic solar technology products.

Line of Business

We are developing innovative technologies to increase the storage capacity, lower the cost and extend the life of lithium-ion batteries for electric vehicles (EV). We are currently working on a silicon anode additive material technology intended to increase the storage capacity of current and future generation of lithium-ion batteries We previously developed BioBacksheetR, a high performance green back sheet for Photovoltaic solar modules.,

Going Concern

The accompanying financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business.  The accompanying financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. During the year ended December 31, 2019, the Company did not generate any revenue, incurred net income of $4,122,365, which includes a non-cash net gain in change in derivative of $5,777,348 and used cash in operations of $718,403.  As of December 31, 2019, the Company had a working capital deficiency of $10,048,922 and a shareholders’ deficit of $12,215,711.   These factors, among others raise substantial doubt about the Company’s ability to continue as a going concern.  Our independent auditors, in their report on our audited financial statements for the year ended December 31, 2019 expressed substantial doubt about our ability to continue as a going concern.

The accompanying financial statements have been prepared in conformity with U.S. GAAP, which contemplates continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, achieving a level of profitable operations and receiving additional cash infusions. During the year ended December 31, 2019, the Company obtained funds from the issuance of convertible note agreements. Management believes this funding will continue from its’ current investors and from new investors. Management believes the existing shareholders, and the prospective new investors will provide the additional cash needed to meet the Company’s obligations as they become due and will allow the development of its core business operations. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stock holders, in case of equity financing.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Revenue Recognition

The Company will recognize revenue when services are performed, and at the time of shipment of products, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured. The Company adopted Accounting Standards Codification (“ASC”) 606, whereby revenue will be recognized as performance obligations are satisfied and customers obtain control of goods or services. However, in the event of a loss on a sale is foreseen, the Company will recognize the loss as it is determined. To date, the Company has not had significant revenues and is in the development stage.

Cash and Cash Equivalent

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements. Significant estimates made in preparing these financial statements, include the estimate of useful lives of property and equipment, the deferred tax valuation allowance, derivative liabilities and the fair value of stock options. Actual results could differ from those estimates.

BIOSOLAR, INC.

NOTES TO FINANCIAL STATEMENTS – AUDITED

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

Property and equipment are stated at cost, and are depreciated using straight line over its estimated useful lives:

Computer equipment	5 Years
Machinery and equipment	10 Years

Depreciation expense for the years ended December 31, 2019 and 2018 was $4,623 and $3,080, respectively.

Intangible Assets

The Company has patent applications to protect the inventions and processes behind its proprietary bio-based back-sheet, a protective covering for the back of photovoltaic solar modules traditionally made from petroleum-based film. Intangible assets that have finite useful lives continue to be amortized over their useful lives

	Useful Lives	2019	2018
Patents		$45,336	$75,487
Write-off of abandoned patents		-	(30,151)
Less accumulated amortization	15 years	(12,090)	(9,067)
		$33,246	$36,269

Amortization expense for the years ended December 31, 2019 and 2018 was $2,267 and $3,022, respectively.

Stock-Based Compensation

The Company measures the cost of employee services received in exchange for an equity award based on the grant-date fair value of the award. All grants under our stock-based compensation programs are accounted for at fair value and that cost is recognized over the period during which an employee, consultant, or director are required to provide service in exchange for the award (the vesting period). Compensation expense for options granted to employees and non-employees is determined in accordance with the standard as the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measured. Compensation expense for awards granted is re-measured each period.

The Company granted 12,000,000 stock options to its’ employee and 3,950,000 stock options to and board of directors for services. As of December 31, 2019, there were 15,950,000 stock options outstanding.

As of December 31, 2019, the Company did not issue any warrants and had no warrants outstanding.

Determining the appropriate fair value of the stock-based compensation requires the input of subjective assumptions, including the expected life of the stock-based payment and stock price volatility. The Company used Black Scholes to value its stock option awards which incorporated the Company’s stock price, volatility, U.S. risk-free rate, dividend rate, and estimated life. The stock options terminate seven (7) years from the date of grant or upon termination of employment. As of December 31, 2019, 15,950,000 stock options are outstanding.

Income Taxes

Deferred income taxes are provided using the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates of the date of enactment.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained.  The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any.  Tax positions taken are not offset or aggregated with other positions.  Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority.  The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

On December 22, 2017, the Tax Cut and Jobs Act (the “Tax Act”) was signed into law by the President of the United States. The TCJA is a tax reform act that among other things, reduced corporate income tax rate to 21%, effective January 1, 2018. Accordingly, the Company adjusted its deferred tax assets and liabilities at January 1, 2018, using the new corporate rate of 21%. See Note 7.

BIOSOLAR, INC.

NOTES TO FINANCIAL STATEMENTS – AUDITED

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Research and Development

Research and development costs are expensed as incurred.  Total research and development costs were $264,687 and $239,607 for the years ended December 31, 2019 and 2018, respectively.

Net Earnings (Loss) per Share Calculations

Net earnings (Loss) per share dictates the calculation of basic earnings (loss) per share and diluted earnings per share. Basic earnings (loss) per share are computed by dividing by the weighted average number of common shares outstanding during the year. Diluted net earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the effect of stock options and stock based awards (Note 4), plus the assumed conversion of convertible debt (Note 5).

The Company has included shares issuable from convertible debt of $2,854,033 and 15,950,000 stock options for the year ended December 31, 2019, because their impact on the income per share is dilutive.

The Company has excluded shares issuable from convertible debt of $2,478,260 and 15,950,000 stock options for the year ended December 31, 2018, because their impact on the loss per share is anti-dilutive.

	For the Years Ended
	December 31,
	2019	2018

Income (Loss) to common shareholders (Numerator)	$4,122,365	$(9,866,829)

Basic weighted average number of common shares outstanding (Denominator)	92,022,751	53,667,779

Diluted weighted average number of common shares outstanding (Denominator)	679,815,020	53,667,779

Fair Value of Financial Instruments

Fair Value of Financial Instruments, requires disclosure of the fair value information, whether recognized in the balance sheet, where it is practicable to estimate that value. As of December 31, 2019, the amounts reported for cash, inventory, prepaid expenses, accounts payable, and accrued expenses, approximate the fair value because of their short maturities.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 established a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

We measure certain financial instruments at fair value on a recurring basis. Assets and liabilities measured at fair value on a recurring basis are as follows at December 31, 2019 and 2018:

	Total	(Level 1)	(Level 2)	(Level 3)
Assets:	$-	$-	$-	$-

Liabilities:

Derivative Liability at fair value as of December 31, 2019	$8,919,202	$-	$-	$8,919,202

Derivative Liability at fair value as of December 31, 2018	$14,032,942	$-	$-	$14,032,942

BIOSOLAR, INC.

NOTES TO FINANCIAL STATEMENTS – AUDITED

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

The following is a reconciliation of the derivative liability for which Level 3 inputs were used in determining the approximate fair value:

Balance as of December 31, 2017	$5,239,073
Fair value of derivative liabilities issued	402,808
Loss on change in derivative liability	8,391,061
Balance as of December 31, 2018	$14,032,942
Fair value of derivative liabilities issued	663,608
Gain on change in derivative liability	(5,777,348)
Balance as of December 31, 2019	$8,919,202

Accounting for Derivatives

The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company uses a probability weighted average series Binomial lattice formula pricing models to value the derivative instruments at inception and on subsequent valuation dates.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Recently Issued Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-2, which creates ASC Topic 842, “Leases.” This update increases transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. This guidance is effective for interim and annual reporting periods beginning after December 15, 2018. The Company has evaluated the impact of the adoption of ASC 2016-2, which had no effect on the Company’s financial statements.

In June 2018, FASB issued accounting standards update ASU 2018-07, (Topic 505) – “Shared-Based Payment Arrangements with Nonemployees”, which simplifies the accounting for share-based payments granted to nonemployees for goods and services. Under the ASU, most of the guidance on such payments to nonemployees will be aligned with the requirements for share-based payments granted to employees. Under the ASU 2018-07, the measurement of equity-classified nonemployee share-based payments will be fixed on the grant date, as defined in ASC 718, and will use the term nonemployee vesting period, rather than requisite service period. The amendments in this update are effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted if financial statements have not yet been issued. The Company has evaluated the impact of the adoption of ASU 2018-07, which has no effect on the Company’s financial statements.

In August 2018, the FASB issued to accounting standards update ASU 2018-13, (Topic 820) - “Fair Value Measurement”, which changes the unrealized gains and losses, the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements, and the narrative description of measurement uncertainty should be applied prospectively for only the most recent interim or annual period presented in the initial fiscal year of adoption. All other amendments should be applied retrospectively to all periods presented upon their effective date. The amendments in this update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted upon issuance. The Company has evaluated the impact of the adoption of ASU 2018-13, which has no effect on the Company’s financial statements.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying condensed financial statements.

BIOSOLAR, INC.

NOTES TO FINANCIAL STATEMENTS – AUDITED

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

3.	CAPITAL STOCK

Preferred Stock

On October 28, 2019, the Board of Directors granted 10,000,000 shares of preferred stock, par value $0.0001 per share, and authorized Series A Preferred stock consisting of one thousand (1,000) shares, which shall not be entitled to receive dividends paid on common stock, no liquidation preference, and no conversion rights. The Series A Preferred Stock will have voting rights for as long as the Series A Preferred Stock remains issued and outstanding, shall have the fifty-one percent (51%) majority voting power of the Company’s shareholders.

The Series A Preferred Stock shall be automatically redeemed at par value without any required action by the Company or the holder, and shall be triggered by the following events:

(i)	A date forty-five (45) days after the effective date of the certificate of designation.

(ii)	On the date that Mr. Lee ceases for any reason, to serve as officer, director or consultant of the Company.

(iii)	On the date that the Company’s shares of common stock first trade on any national securities exchange.

The Series A Preferred Stock automatically reverted back to the Company at par value on December 12, 2019. As of December 31, 2019, there were no Series A Preferred Stock outstanding.

Common Stock

On October 28, 2019, the Board of Directors deem it advisable and in the best interest of the Corporation to increase the authorized number of shares of common stock of the Corporation from 500,000,000 shares of common stock, par value $0.0001 per share to 3,000,000,000 shares of common stock, par value $0.0001 per share.

During the year ended December 31, 2019, the Company issued 73,273,212 shares of common stock upon conversion of convertible promissory notes in the amount of $587,628, plus accrued interest of $74,006, and other fees of $500 at prices ranging from $0.00495 - $0.0172.

During the year ended December 31, 2018, the Company issued 19,154,257 shares of common stock upon conversion of convertible promissory notes in the amount of $99,470, plus accrued interest of $36,153, with an aggregate fair value loss of $385,531 at prices ranging from $0.0157 - $0.048.

BIOSOLAR, INC.

NOTES TO FINANCIAL STATEMENTS – AUDITED

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

4.	STOCK OPTIONS

Stock Options

The Company did not grant any stock options during the years ended December 31, 2019 and 2018, respectively.

	12/31/2019		12/31/2018
	Number of Options	Weighted average exercise price	Number of Options	Weighted average exercise price
Outstanding as of the beginning of the periods	15,950,000	$0.23	15,975,000	$0.23
Granted	-	-	-	-
Exercised	-	-	-	-
Expired	-	-	(25,000)	0.40
Outstanding as of the end of the periods	15,950,000	$0.23	15,950,000	$0.23
Exercisable as of the end of the periods	15,950,000	$0.23	15,950,000	$0.23

The weighted average remaining contractual life of options outstanding as of December 31, 2019 and 2018 was as follows:

12/31/2019				12/31/2018
Exercisable Price	Stock Options Outstanding	Stock Options Exercisable	Weighted Average Remaining Contractual Life (years)	Exercisable Price	Stock Options Outstanding	Stock Options Exercisable	Weighted Average Remaining Contractual Life (years)
$0.09	2,450,000	2,450,000	2.23	$0.09	2,450,000	2,450,000	3.23
$0.26	13,500,000	13,500,000	2.37	$0.26	13,500,000	13,500,000	3.67
	15,950,000	15,950,000			15,950,000	15,950,000

The stock-based compensation expense recognized in the statement of operations during the years ended December 31, 2019 and 2018, related to the granting of these options was $0 and $0, respectively.

As of December 31, 2019 and 2018, respectively, there was no intrinsic value with regards to the outstanding options.

5.	CONVERTIBLE PROMISSORY NOTES

As of December 31, 2019 and 2018, the outstanding convertible promissory notes net of debt discount are summarized as follows:

	2019	2018

Convertible Promissory Notes, net of debt discount	$2,598,336	$2,470,810
Less current portion	390,987	485,837
Total long-term liabilities	$2,207,349	$1,984,973

Maturities of long-term debt, net of debt discount for the next five years are as follows:

December 31,	Amount
2020	$390,987
2021	685,000
2022	570,150
2023	927,199
2024	25,000
$2,598,336

At December 31, 2019, the Company had $2,854,033 in convertible promissory notes had a remaining debt discount of $255,697, leaving a net balance of $2,598,336.

BIOSOLAR, INC.

NOTES TO FINANCIAL STATEMENTS – AUDITED

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

5.	CONVERTIBLE PROMISSORY NOTES (Continued)

The Company issued an unsecured convertible promissory note (the May 2014 Note”), in the amount of $500,000 on May 2, 2014. The May Note matured on September 18, 2019, and was extended to May 2, 2022 on December 26, 2019. The May 2014 Note bears interest at 10% per annum. The May 2014 Note is convertible into shares of the Company’s common stock at a conversion price of a) the lesser of $0.25 per share of common stock (subject to adjustment for stock splits, dividends, combinations and other similar transactions) or b) fifty percent (50%) of the average three (3) lowest trading prices of three (3) separate trading days recorded after the effective date, or c) the lowest effective price granted to any person or entity after the effective date to acquire common stock. If the Borrower fails to deliver shares in accordance with the time frame of three (3) business days, the Lender, at any time prior to selling all of those shares, may rescind any portion, in whole or in part of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Principal Sum with the rescinded conversion shares returned to the Borrower. In addition, for each conversion, in the event shares are not delivered by the fourth business day (inclusive of the day of conversion), a penalty of $1,500 per day shall be assessed for each day after the third business day (inclusive of the day of the conversion) until the shares are delivered. The fair value of the May 2014 Note has been determined by using the Binomial lattice formula from the effective date of each tranche. During the year ended December 31, 2019, the Company issued 30,503,493 shares of common stock upon conversion of principal in the amount of $109,010, plus accrued interest of $51,807. As of December 31, 2019, the remaining balance of the May 2014 Note was $98,150.

The Company issued various unsecured convertible promissory notes (the 2015-2019 Notes”) in the aggregate amount of $2,500,000 on various dates of January 30, 2015 through January 17, 2019. On January 17, 2019, the Company received an additional tranche in the amount of $25,000, associated with the January 30, 2015 Note for a total aggregate of $2,340,000. The 2015-2019 Notes mature on dates from January 30, 2020 through January 17, 2024. The 2015-2019 Notes bears interest at 10% per annum. The 2015-2019 Notes are convertible into shares of the Company’s common stock at conversion prices ranging from the a) the lesser of $0.03 to $0.25 per share of common stock (subject to adjustment for stock splits, dividends, combinations and other similar transactions) or b) fifty percent (50%) of the lowest trade price recorded since the original effective date, or c) the lowest effective price per share granted to any person or entity after the effective date to acquire common stock. If the Borrower fails to deliver shares in accordance within the time frame of three (3) business days, the Lender, at any time prior to selling all of those shares, may rescind any portion, in whole or in part of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Principal Sum with the rescinded conversion shares returned to the Borrower. In addition, for each conversion, in the event shares are not delivered by the fourth business day (inclusive of the day of conversion), a penalty of $1,500 per day shall be assessed for each day after the third business day (inclusive of the day of the conversion) until the shares are delivered. The fair value of the 2015-2019 Notes have been determined by using the Binomial lattice formula from the effective date of each tranche. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $120,753 during the year ended December 31, 2019. As of December 31, 2019, the aggregate balances of the 2015-2019 Notes were $2,340,000.

The Company issued various unsecured convertible promissory notes (the “Jul-Jun 2019 Notes”) in the aggregate principal amount of $444,000 on various dates of July 23, 2018 through June 3, 2019. The Jul-Jun 2019 Notes matures on dates from July 23, 2019 thru June 3, 2020. The Jul-Jun 2019 Notes bears interest at 10% per annum. The Jul-Jun 2019 Notes may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest average two (2) closing bid prices during the fifteen (15) trading day prior to the conversion date. The parties agree that if delivery of the common stock issuable upon conversion of these Notes are not delivered by the deadline, the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the deadline that the Borrower fails to deliver such common stock. The conversion feature of the Jul-Jun 2019 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Jul-Jun 2019 Notes. The fair value of the Jul-Jun 2019 Notes has been determined by using the Binomial lattice formula from the effective date of each note. During the period ended December 31, 2019, the Company issued 39,519,719 upon conversion of principal in the amount of $444,000, plus accrued interest of $22,200. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $383,540 during the year ended December 31, 2019. As of December 31, 2019, the remaining aggregate balances of the Jul-Jun 2019 Notes were $0.

The Company issued various unsecured convertible promissory notes (the “Feb-Apr 2019 Notes”) in the aggregate principal amount of $107,000. The Company paid an original issue discount of $4,000 and received funds in the amount of $103,000. The Feb-Apr 2019 Notes matures on dates from February 25, 2020 and April 5, 2020. The Feb-Apr 2019 Notes bears interest at 10% per annum. The Feb-Apr 2019 Notes may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest one (1) day trading price or lowest bid price during the fifteen (15) trading days prior to the conversion date. The parties agree that if delivery of the common stock issuable upon conversion of these Notes are not delivered by the deadline, the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the deadline that the Borrower fails to deliver such common stock. The conversion feature of the Feb-Apr 2019 Notes was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Feb-Apr 2019 Notes. The fair value of the Feb-Apr 2019 Notes has been determined by using the Binomial lattice formula from the effective date of the notes. The Company issued 3,250,000 upon conversion of principal of $34,616, plus other fees of $500. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $85,199 during the year ended December 31, 2019. As of December 31, 2019, the balance of the Feb-Apr 2019 Notes was $72,384.

BIOSOLAR, INC.

NOTES TO FINANCIAL STATEMENTS – AUDITED

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

5.	CONVERTIBLE PROMISSORY NOTES (Continued)

The Company issued an unsecured convertible promissory note on July 16, 2019 (the July 2019 Note), in the aggregate principal amount of $53,000. The Company paid an original issue discount of $3,000 and received funds in the amount of $50,000. The July 2019 Note matures on July 16, 2020. The July 2019 Note bears interest at 10% per annum. The July 2019 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest average two (2) day closing bid prices during the fifteen (15) trading days prior to the conversion date. The parties agree that if delivery of the common stock issuable upon conversion of these Notes are not delivered by the deadline, the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the deadline that the Borrower fails to deliver such common stock. The conversion feature of the July 2019 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the July 2019 Note. The fair value of the July 2019 Notes has been determined by using the Binomial lattice formula from the effective date of the notes. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $24,328 during the year ended December 31, 2019. As of December 31, 2019, the balance of the July 2019 Note was $53,000.

The Company issued an unsecured convertible promissory note on August 8, 2019 (the August 2019 Note), in the aggregate principal amount of $53,500. The Company paid an original issue discount of $2,000 and received funds in the amount of $51,500. The August 2019 Note matures on August 8, 2020. The August 2019 Note bears interest at 10% per annum. The August 2019 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest one (1) day trading price or lowest bid price during the fifteen (15) trading days prior to the conversion date. The parties agree that if delivery of the common stock issuable upon conversion of these Notes are not delivered by the deadline, the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the deadline that the Borrower fails to deliver such common stock. The conversion feature of the July 2019 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the August 2019 Note. The fair value of the August 2019 Notes has been determined by using the Binomial lattice formula from the effective date of the notes. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $21,195 during the year ended December 31, 2019. As of December 31, 2019, the balance of the August 2019 Note was $53,500.

The Company issued an unsecured convertible promissory note on August 29, 2019 (the August 29, 2019 Note), in the aggregate principal amount of $63,000. The Company paid an original issue discount of $3,000 and received funds in the amount of $60,000. The August 29, 2019 Note matures on August 29, 2020. The August 29, 2019 Note bears interest at 10% per annum. The August 29, 2019 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest average two (2) day closing bid prices during the fifteen (15) trading days prior to the conversion date. The parties agree that if delivery of the common stock issuable upon conversion of these Notes are not delivered by the deadline, the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the deadline that the Borrower fails to deliver such common stock. The conversion feature of the August 29, 2019 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the August 29, 2019 Note. The fair value of the August 29, 2019 Note has been determined by using the Binomial lattice formula from the effective date of the notes. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $12,507 during the year ended December 31, 2019. As of December 31, 2019, the balance of the August 2019 Note was $63,000.

The Company issued an unsecured convertible promissory note on October 1, 2019 (the Oct 2019 Note), in the aggregate principal amount of $63,000. The Company paid an original issue discount of $3,000 and received funds in the amount of $60,000. The October 1, 2019 Note matures on October 1, 2020. The Oct 2019 Note bears interest at 10% per annum. The Oct 2019 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest average two (2) day closing bid prices during the fifteen (15) trading days prior to the conversion date. The parties agree that if delivery of the common stock issuable upon conversion of these Notes are not delivered by the deadline, the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the deadline that the Borrower fails to deliver such common stock. The conversion feature of the Oct 2019 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Oct 2019 Note. The fair value of the Oct 2019 Note has been determined by using the Binomial lattice formula from the effective date of the notes. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $15,664 during the year ended December 31, 2019. As of December 31, 2019, the balance of the Oct 2019 Note was $63,000.

The Company issued an unsecured convertible promissory note on November 4, 2019 (the Nov 2019 Note), in the aggregate principal amount of $53,000. The Company paid an original issue discount of $3,000 and received funds in the amount of $50,000. The November 4, 2019 Note matures on November 4, 2020. The Nov 2019 Note bears interest at 10% per annum. The Nov 2019 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest average two (2) day closing bid prices during the fifteen (15) trading days prior to the conversion date. The parties agree that if delivery of the common stock issuable upon conversion of these Notes are not delivered by the deadline, the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the deadline that the Borrower fails to deliver such common stock. The conversion feature of the Nov 2019 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Nov 2019 Note. The fair value of the Nov 2019 Note has been determined by using the Binomial lattice formula from the effective date of the notes. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $9,033 during the year ended December 31, 2019. As of December 31, 2019, the balance of the Nov 2019 Note was $53,000.

BIOSOLAR, INC.

NOTES TO FINANCIAL STATEMENTS – AUDITED

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

5.	CONVERTIBLE PROMISSORY NOTES (Continued)

The Company issued an unsecured convertible promissory note on December 20, 2019 (the Dec 2019 Note), in the aggregate principal amount of $53,000. The Company paid an original issue discount of $3,000 and received funds in the amount of $50,000. The December 20, 2019 Note matures on December 20, 2020. The Dec 2019 Note bears interest at 10% per annum. The Dec 2019 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest average two (2) day closing bid prices during the fifteen (15) trading days prior to the conversion date. The parties agree that if delivery of the common stock issuable upon conversion of these Notes are not delivered by the deadline, the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the deadline that the Borrower fails to deliver such common stock. The conversion feature of the Dec 2019 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Dec 2019 Note. The fair value of the Dec 2019 Note has been determined by using the Binomial lattice formula from the effective date of the notes. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $1,593 during the year ended December 31, 2019. As of December 31, 2019, the balance of the Dec 2019 Note was $53,000.

We evaluated the financing transactions in accordance with ASC Topic 815, Derivatives and Hedging, and determined that the conversion feature of the convertible promissory note was not afforded the exemption for conventional convertible instruments due to its variable conversion rate. The note has no explicit limit on the number of shares issuable, so they did not meet the conditions set forth in current accounting standards for equity classification. The Company elected to recognize the note under paragraph 815-15-25-4, whereby, there would be a separation into a host contract and derivative instrument. The Company elected to initially and subsequently measure the note in its entirety at fair value, with changes in fair value recognized in earnings. The Company recorded a derivative liability representing the imputed interest associated with the embedded derivative. The derivative liability is adjusted periodically per the stock price fluctuations.

6.	DERIVATIVE LIABILITIES

We evaluated the financing transactions in accordance with ASC Topic 815, Derivatives and Hedging, and determined that the conversion feature of the convertible promissory note was not afforded the exemption for conventional convertible instruments due to its variable conversion rate. The note has no explicit limit on the number of shares issuable, so they did not meet the conditions set forth in current accounting standards for equity classification. The Company elected to recognize the note under paragraph 815-15-25-4, whereby, there would be a separation into a host contract and derivative instrument. The Company elected to initially and subsequently measure the note in its entirety at fair value, with changes in fair value recognized in earnings. The Company recorded a derivative liability representing the imputed interest associated with the embedded derivative. The derivative liability is adjusted periodically per the stock price fluctuations.

The convertible notes issued and described in Note 5 do not have fixed settlement provisions because their conversion prices are not fixed. The conversion feature has been characterized as derivative liabilities to be re-measured at the end of every reporting period with the change in value reported in the statement of operations.

During the year ended December 31, 2019, as a result of the convertible notes (“Notes”) issued that were accounted for as derivative liabilities, we determined that the fair value of the conversion feature of the convertible notes at issuance was $663,608, based upon a Binomial-Model calculation. We recorded the full value of the derivative as a liability at issuance with an offset to valuation discount, which will be amortized over the life of the Notes.

During the year ended December 31, 2019, the Company converted $587,628 in principal of convertible notes, plus accrued interest of $74,006, and other fees of $500. As a result of the conversion of these notes the Company recorded a gain on extinguishment of debt in the amount of $1,056,558 and a gain in net change in derivative of $4,720,790 in the statement of operations for the year ended December 31, 2019. At December 31, 2019, the fair value of the derivative liability was $8,919,202.

For purpose of determining the fair market value of the derivative liability for the embedded conversion, the Company used the Binomial lattice valuation model. The significant assumptions used in the Binomial lattice valuation model for the derivative are as follows:

12/31/2019
Risk free interest rate	1.55% - 1.69%
Stock volatility factor	63.0% -159.0%
Weighted average expected option life	6 months - 5 years
Expected dividend yield	None

7.	INCOME TAXES

On December 22, 2017, the U.S. enacted the Tax Cuts and Jobs Act (the “Act”), which significantly changed U.S. tax law. The Act lowered the Company’s U.S. statutory federal income tax rate from 35% to 21% effective January 1, 2018.

The Company files income tax returns in the U.S. Federal jurisdiction, and the state of California. With few exceptions, the Company is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2016.

BIOSOLAR, INC.

NOTES TO FINANCIAL STATEMENTS – AUDITED

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

7.	INCOME TAXES (Continued)

Included in the balance at December 31, 2019, are no tax positions for which the ultimate deductibility is highly certain, but for which there is uncertainty about the timing of such deductibility.  Because of the impact of deferred tax accounting, other than interest and penalties, the disallowance of the shorter deductibility period would not affect the annual effective tax rate but would accelerate the payment of cash to the taxing authority to an earlier period.

The Company’s policy is to recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. During the year ended December 31, 2019, the Company did not recognize interest and penalties.

At December 31, 2019, the Company had net operating loss carry-forwards of approximately $9,275,000 that may be offset against future taxable income. No tax benefit has been reported in the December 31, 2019 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

The income tax provision differs from the amount of income tax determined by applying the U.S. federal and state income tax rate of 30% to pretax income from continuing operations for the years ended December 31, 2019 and 2018 due to the following:

	2019	2018

Book Income (Loss)	1,236,710	(2,072,035)

Depreciation	(230)	125
Meals and entertainment	95	(1,060)
Non-deductible non-cash charges	(1,012,945)	1,924,670

Valuation Allowance	(223,630)	148,300

Income tax expense	$-	$-

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the difference between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components as of December 31, 2019 and 2018:

	2019	2018
Deferred tax assets:
NOL carryover	(1,947,750)	(1,811,705)
R & D credit	142,385	124,840
Depreciation	10,735	10,735

Deferred tax liabilities:		-

Less Valuation Allowance	1,794,630	1,676,130

Net deferred tax asset	$-	$-

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry-forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry-forwards may be limited as to use in future years.

BIOSOLAR, INC.

NOTES TO FINANCIAL STATEMENTS – AUDITED

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

8.	RELATED PARTY TRANSACTION

On October 28, 2019, the Company issued 1,000 shares of Series A Preferred Stock at $20 par value to Mr. David Lee as a bonus for services. The Series A Preferred Stock had a fifty-one (51%) voting right only and was redeemed at par value on December 12, 2019. As of December 31, 2019, there were no Series A Preferred Stock outstanding.

9.	COMMITMENTS AND CONTINGENCIES

The Company rents office space on a yearly basis with a monthly rent payment in the amount of $550.

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position or results of operations.

At December 31, 2019, there were no legal proceedings against the Company.

10.	SUBSEQUENT EVENT

Management has evaluated subsequent events according to the requirements of ASC TOPIC 855 and has determined that there are the following subsequent events:

On January 16, 2020, the Company issued 1,200,000 shares of common stock upon conversion of principal in the amount of $7,802, plus $250 in other fees.

On January 21, 2020, the Company issued 1,666,667 shares of common stock upon conversion of principal in the amount of $12,000.

On January 23, 2020, the Company issued 2,142,857 shares of common stock upon conversion of principal in the amount of $15,000.

On January 24, 2020, the Company issued 2,272,727 shares of common stock upon conversion of principal in the amount of $15,000.

On January 23, 2020, the Company entered into a convertible promissory note with an investor providing for the sale by the Company of a 10% unsecured convertible note (the “January 2020 Note”) in the principal amount of $53,000. The January 2020 Note is convertible into shares of common stock of the Company at a price equal to a variable conversion price of 61% of the average of the two lowest (1) day trading prices for common stock during the fifteen (15) trading day period prior to the conversion date.

BIOSOLAR, INC.

NOTES TO FINANCIAL STATEMENTS – AUDITED

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

10.	SUBSEQUENT EVENT (Continued)

On January 27, 2020, the Company issued 2,166,667 shares of common stock upon conversion of principal in the amount of $11,000, plus accrued interest of $2,650.

On February 13, 2020, the Company entered into a convertible promissory note with an investor providing for the sale by the Company of a 10% unsecured convertible note (the “February 2020 Note”) in the principal amount of $53,500. The February 2020 Note is convertible into shares of common stock of the Company at a price equal to a variable conversion price of 61% of the average of the two lowest (1) day trading prices for common stock during the fifteen (15) trading day period prior to the conversion date.

On February 25, 2020, the Company issued 2,000,000 shares of common stock upon conversion of principal in the amount of $10,120, plus other fees of $250.

On March 2, 2020, the Company entered into a convertible promissory note with an investor providing for the sale by the Company of a 10% unsecured convertible note (the “February 2020 Note”) in the principal amount of $53,000. The March 2020 Note is convertible into shares of common stock of the Company at a price equal to a variable conversion price of 61% of the average of the two lowest (1) day trading prices for common stock during the fifteen (15) trading day period prior to the conversion date.

On March 3, 2020, the Company issued 1,967,213 shares of common stock upon conversion of principal in the amount of $12,000.

On March 6, 2020, the Company issued 2,542,373 shares of common stock upon conversion of principal in the amount of $15,000.

Effective March 6, 2020, the Company entered into an agreement with Soelect, Inc. for the Joint Development of low-cost manufacturing of SiO-C-Li Composition material using Solid state process agreement (the “Agreement”).

The Agreement is for a term of 21 months, with three phases of development. However, the parties may extend the term for additional periods as may be mutually agreed to. Either party upon 30 days’ notice may terminate the Agreement. Phase 1 of the project is expected to run for 9 months with estimated cost to the Company of $90,000, with Phase 2 estimated for last 6 months, with estimated cost of $100,000, and the final, Phase 3, expected to run for 6 months at an estimated cost of $100,000.

BIOSOLAR, INC.

CONDENSED BALANCE SHEETS

	September 30, 2020	December 31, 2019
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash	$90,766	$61,794
Prepaid expenses	23,640	29,956

TOTAL CURRENT ASSETS	114,406	91,750

PROPERTY AND EQUIPMENT
Machinery and equipment	37,225	37,225
Less accumulated depreciation	(31,688)	(30,681)

NET PROPERTY AND EQUIPMENT	5,537	6,544

OTHER ASSETS
Patents, net of amortization of $14,356 and $12,090, respectively	30,980	33,246
Deposit	770	770

TOTAL OTHER ASSETS	31,750	34,016

TOTAL ASSETS	$151,693	$132,310

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable	$939	$58
Accrued expenses	972,446	830,425
Derivative liability	25,261,322	8,919,202
Convertible promissory notes net of debt discount of $271,816 and $254,896, respectively	946,008	390,987

TOTAL CURRENT LIABILITIES	27,180,715	10,140,672

LONG TERM LIABILITIES
Convertible promissory notes net of debt discount of $0 and $801, respectively	1,541,880	2,207,349

TOTAL LONG TERM LIABILITIES	1,541,880	2,207,349

TOTAL LIABILITIES	28,722,595	12,348,021

SHAREHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value; 10,000,000 authorized shares, none issued and outstanding	-	-
Common stock, $0.0001 par value; 3,000,000,000 authorized shares 369,109,960 and 133,912,520 shares issued and outstanding, respectively	36,910	13,391
Preferred treasury stock, 1000 and 0 shares outstanding, respectively	-	-
Additional paid in capital	12,916,414	12,301,739
Accumulated deficit	(41,524,226)	(24,530,841)

TOTAL SHAREHOLDERS’ DECIFIT	(28,570,902)	(12,215,711)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$151,693	$132,310

The accompanying notes are an integral part of these unaudited condensed financial statements.

BIOSOLAR, INC.

CONDENSED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2020	September 30, 2019	September 30, 2020	September 30, 2019

REVENUE	$-	$-	$-	$-

OPERATING EXPENSES
General and administrative expenses	122,477	103,260	341,536	327,281
Research and development	34,750	60,471	118,582	180,604
Depreciation and amortization	1,092	2,752	3,274	5,798

TOTAL OPERATING EXPENSES	158,319	166,483	463,392	513,683

LOSS FROM OPERATIONS BEFORE OTHER INCOME (EXPENSES)	(158,319)	(166,483)	(463,392)	(513,683)

OTHER INCOME/(EXPENSES)
Interest income	57	10	69	27
Loss on conversion of debt	-	-	-	-
Gain (Loss) on change in derivative liability	(15,695,109)	(454,353)	(15,864,120)	2,911,025
Interest expense	(208,755)	(235,160)	(665,942)	(712,674)

TOTAL OTHER INCOME (EXPENSES)	(15,903,864)	(689,503)	(16,529,993)	2,198,378

NET INCOME (LOSS)	$(16,062,126)	$(855,986)	$(16,993,385)	$1,684,695

BASIC EARNINGS (LOSS) PER SHARE	$(0.06)	$(0.01)	$(0.07)	$0.03

DILUTED EARNINGS (LOSS)	$-	$-	$-	$-

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
BASIC	283,566,685	93,186,368	237,924,548	63,493,152
DILUTED	283,566,685	93,186,368	237,924,548	63,493,152

The accompanying notes are an integral part of these unaudited condensed financial statements.

BIOSOLAR, INC.

CONDENSED STATEMENT OF SHAREHOLDERS’ DEFICIT

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(Unaudited)

	NINE MONTHS ENDED SEPTEMBER 30, 2019
			Additional			Additional
	Preferred Stock		Paid-in	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Shares	Amount	Capital	Deficit	Total
Balance at December 31, 2018	-	-	-	60,639,308	6,064	11,646,932	(28,653,206)	(17,000,210)

Issuance of common shares for converted promissory notes and accrued interest	-	-	-	50,016,700	5,002	1,269,040	-	1,274,042

Net Income	-	-	-	-	-	-	1,684,695	1,684,695

Balance at September 30, 2019 (unaudited)	-	$-	$-	110,656,008	$11,066	$12,915,972	$(26,968,511)	$(14,041,473)

	NINE MONTHS ENDED SEPTEMBER 30, 2020
			Additional			Additional
	Preferred Stock		Paid-in	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Shares	Amount	Capital	Deficit	Total
Balance at December 31, 2019	-	-	-	133,912,520	13,391	12,301,739	(24,530,841)	(12,215,711)

Issuance of common shares for converted promissory notes and accrued interest	-	-	-	235,197,440	23,519	614,675	-	638,194

Net Income	-	-	-	-	-	-	(16,993,385)	(16,993,385)

Balance at September 30, 2020 (unaudited)	-	$-	$-	369,109,960	$36,910	$12,916,414	$(41,524,226)	$(28,570,902)

The accompanying notes are an integral part of these unaudited condensed financial statements.

BIOSOLAR, INC.

CONDENSED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

(Unaudited)

	Nine Months Ended
	September 30, 2020	September 30, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(16,993,385)	$1,684,695
Adjustment to reconcile net income(loss) to net cash (used in) provided by operating activities
Depreciation and amortization expense	3,273	5,798
(Gain) Loss on net change in derivative liability	15,864,120	(2,911,025)
Amortization of debt discount recognized as interest expense	461,881	500,697
(Increase) Decrease in Changes in Assets
Prepaid expenses	6,316	(6,303)
Increase (Decrease) in Changes in Liabilities
Accounts payable	881	(741)
Accrued expenses	207,886	194,259

NET CASH USED IN OPERATING ACTIVITIES	(449,028)	(532,620)

CASH FLOWS FROM INVESTING ACTIVITIES:	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible promissory notes	478,000	523,500

NET CASH PROVIDED BY FINANCING ACTIVITIES	478,000	523,500

NET INCREASE (DECREASE) IN CASH	28,972	(9,120)

CASH, BEGINNING OF PERIOD	61,794	82,697

CASH, END OF PERIOD	$90,766	$73,577

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$925	$534
Taxes paid	$-	$-

SUPPLEMENTAL SCHEDULE OF NON-CASH TRANSACTIONS
Common stock issued for convertible notes and accrued interest	$638,194	$1,274,042
Fair value of initial derivative	$478,000	$489,609

The accompanying notes are an integral part of these unaudited condensed financial statements.

BIOSOLAR, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS – UNAUDITED

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

1.	Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all normal recurring adjustments considered necessary for a fair presentation have been included. Operating results for the nine months ended September 30, 2020 are not necessarily indicative of the results that may be expected for the year ending December 31, 2020. For further information refer to the financial statements and footnotes thereto included in the Company’s Form 10-K for the year ended December 31, 2019.

Going Concern

The accompanying condensed financial statements have been prepared on a going concern basis of accounting, which contemplates continuity of operations, realization of assets and liabilities and commitments in the normal course of business. The accompanying unaudited financial statements do not reflect any adjustments that might result if the Company is unable to continue as a going concern. The Company has not generated revenue, and has negative cash flows from operations, which raise substantial doubt about the Company’s ability to continue as a going concern. The ability of the Company to continue as a going concern and appropriateness of using the going concern basis is dependent upon, among other things, additional cash infusion. The Company has historically obtained funds through private placements offerings of equity and debt. Management believes that it will be able to continue to raise funds by sale of its securities to its existing shareholders and prospective new investors to provide the additional cash needed to meet the Company’s obligations as they become due, and will allow the development of its core of business. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stock holders, in case of equity financing.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Revenue Recognition

The Company will recognize revenue when services are performed, and at the time of shipment of products, provided that evidence of an arrangement exists, title and risk of loss have passed to the customer, fees are fixed or determinable, and collection of the related receivable is reasonably assured. To date, the Company has not had significant revenues and is in the development stage.

Cash and Cash Equivalent

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying financial statements. Significant estimates made in preparing these financial statements, include the estimate of useful lives of property and equipment, the deferred tax valuation allowance, derivative liabilities and the fair value of stock options. Actual results could differ from those estimates.

Intangible Assets

The Company has patent applications to protect the inventions and processes behind its proprietary bio-based back-sheet, a protective covering for the back of photovoltaic solar modules traditionally made from petroleum-based film. Intangible assets that have finite useful lives continue to be amortized over their useful lives.

	Useful Lives	9/30/20	12/31/19
Patents		$45,336	$45,336
Less accumulated amortization	15 years	(14,356)	(12,090)
		$30,980	$33,246

Amortization expense for the nine months ended September 30, 2020 and the year ended December 31, 2019 was $2,266 and $1,511, respectively.

BIOSOLAR, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS – UNAUDITED

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-Based Compensation

The Company measures the cost of employee services received in exchange for an equity award based on the grant-date fair value of the award. All grants under our stock-based compensation programs are accounted for at fair value and that cost is recognized over the period during which an employee, consultant, or director are required to provide service in exchange for the award (the vesting period). Compensation expense for options granted to employees and non-employees is determined in accordance with the standard as the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measured. Compensation expense for awards granted is re-measured each period.

Determining the appropriate fair value of the stock-based compensation requires the input of subjective assumptions, including the expected life of the stock-based payment and stock price volatility.  The Company used Black Scholes to value its stock option awards which incorporated the Company’s stock price, volatility, U.S. risk-free rate, dividend rate, and estimated life. The stock options terminate seven (7) years from the date of grant or upon termination of employment. As of September 30, 2020, 15,950,000 stock options are outstanding.

Net Earnings (Loss) per Share Calculations

Net earnings (Loss) per share dictates the calculation of basic earnings (loss) per share and diluted earnings per share. Basic earnings (loss) per share are computed by dividing by the weighted average number of common shares outstanding during the year. Diluted net earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the effect of stock options and stock based awards (Note 4), plus the assumed conversion of convertible debt (Note 5).

For the nine months ended September 30, 2020, the Company’s diluted loss per share is the same as the basic loss per share, and the inclusion of any potential shares would have had an anti-dilutive effect due to the Company generating a loss. The Company has included 15,950,000 stock options and the shares issuable from convertible debt of $2,759,704, because their impact was dilutive.

For the nine months ended September 30, 2019, the Company’s diluted loss per share is the same as the basic loss per share, and the inclusion of any potential shares would have had an anti-dilutive effect due to the Company generating a loss. The Company has excluded 15,950,000 stock options, and the shares issuable from convertible debt of $2,602,220, because their impact was anti-dilutive.

Fair Value of Financial Instruments

Fair Value of Financial Instruments, requires disclosure of the fair value information, whether recognized in the balance sheet, where it is practicable to estimate that value. As of September 30, 2020, the amounts reported for cash, inventory, prepaid expenses, accounts payable, and accrued expenses, approximate the fair value because of their short maturities.

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. ASC Topic 820 established a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). These tiers include:

●	Level 1, defined as observable inputs such as quoted prices for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

BIOSOLAR, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS – UNAUDITED

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

We measure certain financial instruments at fair value on a recurring basis. Assets and liabilities measured at fair value on a recurring basis are as follows at September 30, 2020:

	Total	(Level 1)	(Level 2)	(Level 3)

Derivative Liability	$25,261,322	$-	$-	$25,261,322
Total Liabilities measured at fair value	$25,261,322	$-	$-	$25,261,322

The following is a reconciliation of the derivative liability for which Level 3 inputs were used in determining the approximate fair value:

Balance as of December 31, 2019	$8,919,202
Fair value of derivative liabilities issued	478,000
Loss on change in derivative liability	15,864,120
Balance as of September 30, 2020	$25,261,322

Recently Issued Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying condensed financial statements.

3.	CAPITAL STOCK

During the nine months ended September 30, 2020, the Company issued 235,197,440 shares of common stock upon conversion of convertible promissory notes in the amount of $572,329, plus accrued interest of $61,115, and other fees of $4,750 at prices ranging from $0.00140 - $0.0285. The Company had no gain or loss upon conversion, since the conversions were made under the terms of the agreements.

During the nine months ended September 30, 2019, the Company issued 50,016,700 shares of common stock upon conversion of convertible promissory notes in the amount of $431,875, plus accrued interest of $53,083, with an aggregate fair value loss on conversion of $789,084 at prices ranging from $0.0192 - $0.0437.

4.	STOCK OPTIONS

Stock Options

The Company did not grant any stock options during the three months ended September 30, 2020 and 2019, respectively.

	9/30/2020		9/30/2019
	Number of Options	Weighted average exercise price	Number of Options	Weighted average exercise price
Outstanding as of the beginning of the periods	15,950,000	$0.23	15,950,000	$0.23
Granted	-	-	-	-
Exercised	-	-	-	-
Expired	-	-	-	-
Outstanding as of the end of the periods	15,950,000	$0.23	15,950,000	$0.23
Exercisable as of the end of the periods	15,950,000	$0.23	15,950,000	$0.23

BIOSOLAR, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS – UNAUDITED

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

4.	STOCK OPTIONS (Continues)

The weighted average remaining contractual life of options outstanding as of September 30, 2020 and 2019 was as follows:

9/30/2020				9/30/2019
Exercisable Price	Stock Options Outstanding	Stock Options Exercisable	Weighted Average Remaining Contractual Life (years)	Exercisable Price	Stock Options Outstanding	Stock Options Exercisable	Weighted Average Remaining Contractual Life (years)
$0.09	2,450,000	2,450,000	1.73	$0.09	2,450,000	2,450,000	2.73
$0.26	13,500,000	13,500,000	2.18	$0.26	13,500,000	13,500,000	3.18
	15,950,000	15,950,000			15,950,000	15,950,000

The stock-based compensation expense recognized in the statement of operations during the nine months ended September 30, 2020 and 2019, related to the granting of these options was $0 and $0, respectively.

As of September 30, 2020 and 2019, respectively, there was no intrinsic value with regards to the outstanding options.

5.	CONVERTIBLE PROMISSORY NOTES

As of September 30, 2020, the outstanding convertible promissory notes net of debt discount are summarized as follows:

Convertible Promissory Notes, net of debt discount	$2,487,888
Less current portion	946,008
Total long-term liabilities	$1,541,880

Maturities of long-term debt, net of debt discount for the next four years are as follows:

June 30,	Amount
2021	1,217,824
2022	473,880
2023	993,000
2024	75,000
$2,759,704

At September 30, 2020, the Company had outstanding convertible promissory notes in the amount of $2,759,704, which had a remaining debt discount of $271,816, leaving a net balance of $2,487,888.

The Company issued an unsecured convertible promissory note (the “May 2014 Note”), in the amount of $500,000 on May 2, 2014, the effective date. The May Note shall mature on May 2, 2022. The May 2014 Note bears interest at 10% per annum. The May 2014 Note is convertible into shares of the Company’s common stock at a conversion price of the lesser of a) $0.25 per share of common stock (subject to adjustment for stock splits, dividends, combinations and other similar transactions) or b) fifty percent (50%) of the average three (3) lowest trading prices of three (3) separate trading days recorded after the effective date, or c) the lowest effective price granted to any person or entity after the effective date to acquire common stock. If the Borrower fails to deliver shares in accordance with the time frame of three (3) business days, the Lender, at any time prior to selling all of those shares, may rescind any portion, in whole or in part of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Principal Sum with the rescinded conversion shares returned to the Borrower. In addition, for each conversion, in the event shares are not delivered by the fourth business day (inclusive of the day of conversion), a penalty of $1,500 per day shall be assessed for each day after the third business day (inclusive of the day of the conversion) until the shares are delivered. The fair value of the May 2014 Note has been determined by using the Binomial lattice formula from the effective date of each tranche. During the nine months ended September 30, 2020, the Company issued 64,094,322 shares of common stock upon conversion of principal in the amount of $63,270, plus accrued interest of $34,963. The May 2014 Note was converted based on the terms of the agreement, and the Company did not recognize a gain or loss on the conversion in the financials. As of September 30, 2020, the remaining balance of the May 2014 Note was $34,880.

BIOSOLAR, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS – UNAUDITED

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

5.	CONVERTIBLE PROMISSORY NOTES (Continued)

The Company issued various unsecured convertible promissory notes (the “2015-2018 Notes”) in the aggregate amount of $2,500,000 on various dates from January 30, 2015 through January 17, 2019, the effective dates. The maturity dates of the 2015-2018 Notes were extended, and as result, mature on dates from January 30, 2023 thru January 17, 2024. The 2015-2018 Notes bear an interest rate of 10% per annum. The 2015-2018 Notes are convertible into shares of the Company’s common stock at conversion prices ranging from the a) the lesser of $0.03 to $0.25 per share of common stock (subject to adjustment for stock splits, dividends, combinations and other similar transactions) or b) fifty percent (50%) of the lowest trade price recorded since the original effective date, or c) the lowest effective price per share granted to any person or entity after the effective date to acquire common stock. If the Borrower fails to deliver shares in accordance within the time frame of three (3) business days, the Lender, at any time prior to selling all of those shares, may rescind any portion, in whole or in part of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Principal Sum with the rescinded conversion shares returned to the Borrower. In addition, for each conversion, in the event shares are not delivered by the fourth business day (inclusive of the day of conversion), a penalty of $1,500 per day shall be assessed for each day after the third business day (inclusive of the day of the conversion) until the shares are delivered. The fair value of the 2015-2018 Notes have been determined by using the Binomial lattice formula from the effective date of each tranche. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $801 during the nine months ended September 30, 2020. As of September 30, 2020, the 2015-2018 Notes had a remaining aggregate balance of $2,340,000.

The Company issued various unsecured convertible promissory notes (the “Feb-Apr 2019 Notes”) in the aggregate principal amount of $107,000. The Company paid an original issue discount of $4,000 and received funds in the amount of $103,000. The Feb 2019 tranche was extended to August 22, 2020. The Apr 2019 Note matures on October 11, 2020. The Feb-Apr 2019 Notes bear interest at 10% per annum. The Feb-Apr 2019 Notes may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest one (1) day trading price during the fifteen (15)-trading-day period prior to the conversion date. The parties agree that if the shares of common stock issuable upon conversion of these Feb-Apr 2019 Notes are not delivered by the deadline, the Borrower shall pay to the holder of the Feb-Apr 2019 Notes $2,000 per day in cash, for each day beyond the deadline that the Borrower fails to deliver such common stock. The conversion feature of the Feb-Apr 2019 Notes was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Feb-Apr 2019 Notes. The fair value of the Feb-Apr 2019 Notes has been determined by using the Binomial lattice formula from the effective date of the notes. During the period ended September 30, 2020, the Company issued 34,267,881 shares of common stock upon conversion of $72,384 in principal, accrued interest of $6,351 and $1,750 in other fees. The Feb-Apr 2019 Notes were converted based on the terms of the agreement and the Company did not recognized a gain or loss on conversion in the financials. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $21,801 during the nine months ended September 30, 2020. The Feb-Apr 2019 Notes was fully converted as of September 30, 2020.

The Company issued an unsecured convertible promissory note on July 16, 2019 (the “July 2019 Note”), in the aggregate principal amount of $53,000. The Company paid an original issue discount of $3,000 and received funds in the amount of $50,000. The July 2019 Note matured on July 16, 2020. The July 2019 Note bears interest at 10% per annum. The July 2019 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest average two (2) day closing bid prices during the fifteen (15) trading days prior to the conversion date. The parties agree that if shares of the common stock issuable upon conversion of these Notes are not delivered by the deadline, the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the deadline that the Borrower fails to deliver such common stock. The conversion feature of the July 2019 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the July 2019 Note. The fair value of the July 2019 Notes has been determined by using the Binomial lattice formula from the effective date of the notes. During the period ended September 30, 2020, the Company issued 8,248,918 shares of common stock upon conversion of principal in the amount of $53,000, plus interest of $2,650. The July 2019 Note was converted based on the terms of the agreement, and the Company did not recognize a gain or loss on conversion in the financials. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $28,672 during the nine months ended September 30, 2020. The July 2019 Note was fully converted as of September 30, 2020.

The Company issued an unsecured convertible promissory note on August 8, 2019 (the “August 2019 Note”), in the aggregate principal amount of $53,500. The Company paid an original issue discount of $2,000 and received funds in the amount of $51,500. The August 2019 Note shall mature on February 14, 2021. The August 2019 Note bears interest at 10% per annum. The August 2019 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest one (1) day trading price or lowest bid price during the fifteen (15) trading days prior to the conversion date. The parties agree that if shares of the common stock issuable upon conversion of these Notes are not delivered by the deadline, the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the deadline that the Borrower fails to deliver such common stock. The conversion feature of the August 2019 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the August 2019 Note. The fair value of the August 2019 Notes has been determined by using the Binomial lattice formula from the effective date of the notes. The Company issued 21,000,000 shares of common stock upon conversion of principal in the amount of $40,676, plus other fees of $3,000. The August 2019 Note was converted based on the terms of the agreement and the Company did not recognize a gain or loss on conversion in the financials. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $32,305 during the nine months ended September 30, 2020. The August 2019 Note as of September 30, 2020 had a remaining balance of $12,824.

BIOSOLAR, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS – UNAUDITED

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

5.	CONVERTIBLE PROMISSORY NOTES (Continued)

The Company issued an unsecured convertible promissory note on August 29, 2019 (the “August 29, 2019 Note”), in the aggregate principal amount of $63,000. The Company paid an original issue discount of $3,000 and received funds in the amount of $60,000. The August 29, 2019 Note matures on August 29, 2020. The August 29, 2019 Note bears an interest at 10% per annum. The August 29, 2019 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest average two (2) day closing bid prices during the fifteen (15) trading days prior to the conversion date. The parties agree that if shares of the common stock issuable upon conversion of these Notes are not delivered by the deadline, the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the deadline that the Borrower fails to deliver such common stock. The conversion feature of the August 29, 2019 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the August 29, 2019 Note. The fair value of the August 29, 2019 Note has been determined by using the Binomial lattice formula from the effective date of the notes. During the nine months ended September 30, 2020, the Company issued 13,624,762 shares of common stock upon conversion in principal of $63,000, plus accrued interest of $3,150. The August 2019 Note was converted based on the terms of the agreement and the Company did not recognize a gain or loss on conversion in the financials. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $24,408 during the nine months ended September 30, 2020. The August 2019 Note was fully converted as of September 30, 2020.

The Company issued an unsecured convertible promissory note on October 1, 2019 (the “Oct 2019 Note”), in the aggregate principal amount of $63,000. The Company paid an original issue discount of $3,000 and received funds in the amount of $60,000. The October 1, 2019 Note matures on October 1, 2020. The Oct 2019 Note bears interest at 10% per annum. The Oct 2019 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest average two (2) day closing bid prices during the fifteen (15) trading days prior to the conversion date. The parties agree that if shares of the common stock issuable upon conversion of these Notes are not delivered by the deadline, the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the deadline that the Borrower fails to deliver such common stock. The conversion feature of the Oct 2019 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Oct 2019 Note. The fair value of the Oct 2019 Note has been determined by using the Binomial lattice formula from the effective date of the notes. During the nine months ended September 30, 2020, the Company issued 28,413,462 shares of common stock upon conversion of principal of $63,000, plus accrued interest of $3,150. The Oct 2019 Note was converted based on the terms of the agreement and the Company did not recognized a gain or loss on conversion in the financials. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $47,336 during the nine months ended September 30, 2020. The Oct 2019 Note was fully converted as of September 30, 2020.

The Company issued an unsecured convertible promissory note on November 4, 2019 (the “Nov 2019 Note”), in the aggregate principal amount of $58,000. The Company paid an original issue discount of $3,000 and received funds in the amount of $55,000. The November 4, 2019 Note matures on November 4, 2020. The Nov 2019 Note bears interest at 10% per annum. The Nov 2019 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest average two (2) day closing bid prices during the fifteen (15) trading days prior to the conversion date. The parties agree that if the shares of the common stock issuable upon conversion of these Notes are not delivered by the deadline, the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the deadline that the Borrower fails to deliver such common stock. The conversion feature of the Nov 2019 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Nov 2019 Note. The fair value of the Nov 2019 Note has been determined by using the Binomial lattice formula from the effective date of the notes. During the nine months ended September 30, 2020, the Company issued 24,588,385 shares of common stock upon conversion of $58,000 in principal, plus accrued interest of $ 2,900. The Nov 2019 Note was converted based on the terms of the agreement and the Company did not recognize a gain or loss on conversion in the financials. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $48,967 during the nine months ended September 30, 2020. The Nov 2019 Note was fully converted as of September 30, 2020.

The Company issued an unsecured convertible promissory note on December 20, 2019 (the “Dec 2019 Note”), in the aggregate principal amount of $53,000. The Company paid an original issue discount of $3,000 and received funds in the amount of $50,000. The December 20, 2019 Note matures on December 20, 2020. The Dec 2019 Note bears an interest at 10% per annum. The Dec 2019 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest average two (2) day closing bid prices during the fifteen (15) trading days prior to the conversion date. The parties agree that if the shares of the common stock issuable upon conversion of these Notes are not delivered by the deadline, the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the deadline that the Borrower fails to deliver such common stock. The conversion feature of the Dec 2019 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Dec 2019 Note. The fair value of the Dec 2019 Note has been determined by using the Binomial lattice formula from the effective date of the notes. During the nine months ended September 30, 2020, the Company issued 21,118,946 shares of common stock upon the conversion of principal of $53,000, plus accrued interest of $2,650. The Dec 2019 Note was converted based on the terms of the agreement and the Company did not recognize a gain or loss on the conversion in the financials. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $51,407 during the nine months ended September 30, 2020. The Dec 2019 Note was fully converted as of September 30, 2020.

BIOSOLAR, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS – UNAUDITED

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

5.	CONVERTIBLE PROMISSORY NOTES (Continued)

The Company issued an unsecured convertible promissory note on January 23, 2020 (the “Jan 2020 Note”), in the aggregate principal amount of $53,000. The Company paid an original issue discount of $3,000 and received funds in the amount of $50,000. The January 23, 2020 Note matures on January 23, 2021. The Jan 2020 Note bears interest at 10% per annum. The Jan 2020 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest average two (2) day closing bid prices during the fifteen (15) trading days prior to the conversion date. The parties agree that if the shares of the common stock issuable upon conversion of these Notes are not delivered by the deadline, the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the deadline that the Borrower fails to deliver such common stock. The conversion feature of the Jan 2020 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Jan 2020 Note. The fair value of the Jan 2020 Note has been determined by using the Binomial lattice formula from the effective date of the notes. During the nine months ended September 30, 2020, the Company issued 12,320,494 of common stock upon conversion of $53,000 in principal, plus accrued interest of $2,650. The Jan 2020 Note was converted based on the terms of the agreement and the Company did not recognize a gain or loss on the conversion in the financials. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $53,000 during the nine months ended September 30, 2020. The Jan 2020 Note was fully converted as of September 30, 2020.

The Company issued an unsecured convertible promissory note on February 13, 2020 (the “Feb 2020 Note”), in the aggregate principal amount of $53,500. The Company paid an original issue discount of $2,000 and received funds in the amount of $51,500. The Feb 2020 Note matures on February 13, 2021. The Feb 2020 Note bears interest at 10% per annum. The Feb 2020 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest one (1) day trading price or lowest bid price during the fifteen (15) trading days prior to the conversion date. The parties agree that if the shares of the common stock issuable upon conversion of these Notes are not delivered by the deadline, the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the deadline that the Borrower fails to deliver such common stock. The conversion feature of the Feb 2020 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Feb 2020 Note. The fair value of the Feb 2020 Note has been determined by using the Binomial lattice formula from the effective date of the notes. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $33,474 during the nine months ended September 30, 2020. The Feb 2020 Note as of September 30, 2020 had a remaining balance of $53,500.

The Company issued an unsecured convertible promissory note on March 2, 2020 (the “Mar 2020 Note”), in the aggregate principal amount of $53,000. The Company paid an original issue discount of $3,000 and received funds in the amount of $50,000. The March 2, 2020 Note matures on March 2, 2021. The Mar 2020 Note bears interest at 10% per annum. The Mar 2020 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest average two (2) day closing bid prices during the fifteen (15) trading days prior to the conversion date. The parties agree that if the shares of the common stock issuable upon conversion of these Notes are not delivered by the deadline, the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the deadline that the Borrower fails to deliver such common stock. The conversion feature of the Mar 2020 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Mar 2020 Note. The fair value of the Mar 2020 Note has been determined by using the Binomial lattice formula from the effective date of the notes. During the nine months ended September 30, 2020, the Company issued 7,520,270 shares of common stock upon conversion in principal of $53,000, plus accrued interest of $2,650. The Mar 2020 Note was converted based on the terms of the agreement and the Company did not recognize a gain or loss on the conversion in the financials. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $53,000 during the nine months ended September 30, 2020. The Mar 2020 Note was fully converted as of September 30, 2020.

The Company issued an unsecured convertible promissory note on April 28, 2020 (the “Apr 2020 Note”), in the aggregate principal amount of $53,000. The Company paid an original issue discount of $3,000 and received funds in the amount of $50,000. The April 28, 2020 Note matures on April 28, 2021. The Apr 2020 Note bears interest at 10% per annum. The Apr 2020 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest average two (2) day closing bid prices during the fifteen (15) trading days prior to the conversion date. The parties agree that if the shares of the common stock issuable upon conversion of these Notes are not delivered by the deadline, the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the deadline that the Borrower fails to deliver such common stock. The conversion feature of the Apr 2020 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Apr 2020 Note. The fair value of the Apr 2020 Note has been determined by using the Binomial lattice formula from the effective date of the notes. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $22,507 during the nine months ended September 30, 2020. The Apr 2020 Note as of September 30, 2020 had a remaining balance of $53,000.

BIOSOLAR, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS – UNAUDITED

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

5.	CONVERTIBLE PROMISSORY NOTES (Continued)

The Company issued an unsecured convertible promissory note on June 22, 2020 (the Jun 2020 Note), in the aggregate principal amount of $53,000. The Company paid an original issue discount of $3,000 and received funds in the amount of $50,000. The June 22, 2020 Note matures on June 22, 2021. The Jun 2020 Note bears interest at 10% per annum. The Jun 2020 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest average two (2) day closing bid prices during the fifteen (15) trading days prior to the conversion date. The parties agree that if delivery of the common stock issuable upon conversion of these Notes are not delivered by the deadline, the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the deadline that the Borrower fails to deliver such common stock. The conversion feature of the Jun 2020 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Jun 2020 Note. The fair value of the Jun 2020 Note has been determined by using the Binomial lattice formula from the effective date of the notes. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $14,521 during the nine months ended September 30, 2020. The Jun 2020 Note as of September 30, 2020 had a remaining balance of $53,000.

The Company issued an unsecured convertible promissory note on July 6, 2020 (the Jul 2020 Note), in the aggregate principal amount of $53,000. The Company paid an original issue discount of $3,000 and received funds in the amount of $50,000. The Jul 2020 Note matures on July 6, 2021. The Jul 2020 Note bears interest at 10% per annum. The Jul 2020 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest average two (2) day closing bid prices during the fifteen (15) trading days prior to the conversion date. The parties agree that if delivery of the common stock issuable upon conversion of these Notes are not delivered by the deadline, the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the deadline that the Borrower fails to deliver such common stock. The conversion feature of the Jul 2020 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Jul 2020 Note. The fair value of the Jul 2020 Note has been determined by using the Binomial lattice formula from the effective date of the notes. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $12,488 during the nine months ended September 30, 2020. The Jul 2020 Note as of September 30, 2020 had a remaining balance of $53,000.

The Company issued an unsecured convertible promissory note on August 4, 2020 (the Aug 2020 Note), in the aggregate principal amount of $53,000. The Company paid an original issue discount of $3,000 and received funds in the amount of $50,000. The August 4, 2020 Note matures on August 4, 2021. The Aug 2020 Note bears interest at 10% per annum. The Aug 2020 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest average two (2) day closing bid prices during the fifteen (15) trading days prior to the conversion date. The parties agree that if delivery of the common stock issuable upon conversion of these Notes are not delivered by the deadline, the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the deadline that the Borrower fails to deliver such common stock. The conversion feature of the Aug 2020 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Aug 2020 Note. The fair value of the Aug 2020 Note has been determined by using the Binomial lattice formula from the effective date of the notes. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $8,422 during the nine months ended September 30, 2020. The Aug 2020 Note as of September 30, 2020 had a remaining balance of $53,000.

The Company issued an unsecured convertible promissory note on August 17, 2020 (the “Aug 2020 Note”), in the aggregate principal amount of $53,500. The Company paid an original issue discount of $2,000 and received funds in the amount of $51,500. The Aug 2020 Note matures on August 17, 2021. The Aug 2020 Note bears interest at 10% per annum. The Aug 2020 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest one (1) day trading price or lowest bid price during the fifteen (15) trading days prior to the conversion date. The parties agree that if the shares of the common stock issuable upon conversion of these Notes are not delivered by the deadline, the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the deadline that the Borrower fails to deliver such common stock. The conversion feature of the Aug 2020 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Aug 2020 Note. The fair value of the Aug 2020 Note has been determined by using the Binomial lattice formula from the effective date of the notes. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $33,474 during the nine months ended September 30, 2020. The Aug 2020 Note as of September 30, 2020 had a remaining balance of $53,500.

The Company issued an unsecured convertible promissory note on September 14, 2020 (the Sep 2020 Note), in the aggregate principal amount of $53,000. The Company paid an original issue discount of $3,000 and received funds in the amount of $50,000. The September 14, 2020 Note matures on September 14, 2021. The Sep 2020 Note bears interest at 10% per annum. The Sep 2020 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the lowest average two (2) day closing bid prices during the fifteen (15) trading days prior to the conversion date. The parties agree that if delivery of the common stock issuable upon conversion of these Notes are not delivered by the deadline, the Borrower shall pay to the Holder $2,000 per day in cash, for each day beyond the deadline that the Borrower fails to deliver such common stock. The conversion feature of the Sep 2020 Note was considered a derivative in accordance with current accounting guidelines because of the reset conversion features of the Sep 2020 Note. The fair value of the Sep 2020 Note has been determined by using the Binomial lattice formula from the effective date of the notes. The Company recorded amortization of debt discount, which was recognized as interest expense in the amount of $8,422 during the nine months ended September 30, 2020. The Sep 2020 Note as of September 30, 2020 had a remaining balance of $53,000.

BIOSOLAR, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS – UNAUDITED

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

6.	DERIVATIVE LIABILITIES

We evaluated the financing transactions in accordance with ASC Topic 815, Derivatives and Hedging, and determined that the conversion feature of the convertible promissory note was not afforded the exemption for conventional convertible instruments due to its variable conversion rate. The note has no explicit limit on the number of shares issuable so they did not meet the conditions set forth in current accounting standards for equity classification. The Company elected to recognize the note under paragraph 815-15-25-4, whereby, there would be a separation into a host contract and derivative instrument. The Company elected to initially and subsequently measure the note in its entirety at fair value, with changes in fair value recognized in earnings. The Company recorded a derivative liability representing the imputed interest associated with the embedded derivative. The derivative liability is adjusted periodically per the stock price fluctuations.

The convertible notes issued and described in Note 5 do not have fixed settlement provisions because their conversion prices are not fixed. The conversion feature has been characterized as derivative liabilities to be re-measured at the end of every reporting period with the change in value reported in the statement of operations.

During the nine months ended September 30, 2020, as a result of the convertible notes (“Notes”) issued that were accounted for as derivative liabilities, we determined that the fair value of the conversion feature of the convertible notes at issuance was $478,000, based upon a Binomial-Model calculation. We recorded the full value of the derivative as a liability at issuance with an offset to valuation discount, which will be amortized over the life of the Notes.

During the nine months ended September 30, 2020, the Company converted $572,329 in principal of convertible notes, plus accrued interest of $61,115, and other fees of $4,750. At September 30, 2020, the fair value of the derivative liability was $25,261,322.

For purpose of determining the fair market value of the derivative liability for the embedded conversion, the Company used the Binomial lattice valuation model. The significant assumptions used in the Binomial lattice valuation model for the derivative are as follows:

9/30/2020

Risk free interest rate	0.12% - 0.28%
Stock volatility factor	153.0% -246.0%
Weighted average expected option life	6 months - 5 years
Expected dividend yield	None

7.	COMMITMENTS AND CONTINGENCIES

The Company rents office space on a yearly basis with a monthly rent payment in the amount of $550.

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position or results of operations.

At September 30, 2020, there were no legal proceedings against the Company.

BIOSOLAR, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS – UNAUDITED

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2020 AND 2019

8.	SUBSEQUENT EVENTS

Management has evaluated subsequent events according to the requirements of ASC TOPIC 855 and has determined that there are the following subsequent events:

On October 8, 2020 the Company issued 17,171,727 shares of common stock upon conversion of principal in the amount of $15,940, plus accrued interest of $9,245 according to the conditions of the convertible note dated as of May 2, 2014.

On October 12, 2020, an addendum was executed for the Bountiful convertible note dated October 1, 2015, to extend the maturity date to October 1, 2023.

On October 13, 2020, the Company received funds of $25,000 on the convertible note dated February 26, 2018.

On October 28, 2020 the Company issued 3,921,569 shares of common stock upon conversion of principal in the amount of $20,000 according to the conditions of the convertible note dated as of April 23, 2020.

On October 30, 2020 the Company issued 8,695,122 shares of common stock upon conversion of principal in the amount of $33,000, plus accrued interest of $2,650 according to the conditions of the convertible note dated as of April 23, 2020.

On November 2, 2020, the Company entered into a securities purchase agreement in the amount of $53,000 less other fees of $3,000 for net funds of $50,000.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses to be paid by the registrant in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee:

SEC registration fee	$2,074
Legal fees and expenses	$100,000
Accounting fees and expenses	$10,000
Placement agent non-accountable expense reimbursement	35,000
Miscellaneous fees and expenses	$85,000
Total	$232,074

Item 14. Indemnification of Directors and Officers.

Neither our Articles of Incorporation nor Bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

During the 3 months ended March 31, 2018, the Company issued 8,704,271 shares of common stock upon partial conversion of principal of $58,430 plus accrued interest of $20,441 on an outstanding convertible promissory note.

During the 3 months ended June 30, 2018, the Company issued 6,741,070 shares of common stock upon partial conversion of principal of $26,980 plus accrued interest of $9,930 on an outstanding convertible promissory note.

During the 3 months ended December 31, 2018, the Company issued 3,708,916 shares of common stock upon partial conversion of principal of $14,060 plus accrued interest of $5,783 on an outstanding convertible promissory note.

During the 3 months ended March 31, 2019, the Company issued 12,263,930 shares of common stock upon partial conversion of principal of $132,670 plus accrued interest of $13,152 on three outstanding convertible promissory notes.

During the 3 months ended June 30, 2019, the Company issued 15,125,529 shares of common stock upon partial conversion of principal of $126,464 plus accrued interest of $18,224 on three outstanding convertible promissory notes.

During the 3 months ended September 30, 2019, the Company issued 22,622,241 shares of common stock upon partial conversion of principal of $172,491 plus accrued interest of $24,507 plus a fee of $250 on four outstanding convertible promissory notes.

During the 3 months ended December 31, 2019, the Company issued 23,256,512 shares of common stock upon partial conversion of principal of $164,002 plus accrued interest of $20,9245 on four outstanding convertible promissory notes.

During the 3 months ended March 31, 2020, the Company issued 32,534,502 shares of common stock upon partial conversion of principal of $142,432 plus accrued interest of $10,346 plus a fee of $250 on four outstanding convertible promissory notes.

During the 3 months ended June 30, 2020, the Company issued 116,288,050 shares of common stock upon partial conversion of principal of $237,312 plus accrued interest of $22,145 plus a fee of $1,000 on four outstanding convertible promissory notes.

During the 3 months ended September 30, 2020, the Company issued 86,374,888 shares of common stock upon partial conversion of principal of $166,520 plus accrued interest of $40,769 on three outstanding convertible promissory notes.

During January 1 to January 25, 2021 the Company issued 18,087,895 shares of common stock upon partial conversion of principal of $65,300 plus accrued interest of $9,987 on two outstanding convertible promissory notes.

On February 26,2018, the Company issued a 10% convertible promissory note (the “Feb 2018 Note”) in the aggregate principal amount of up to $500,000. The Feb 2018 Note is convertible into shares of common stock of the Company at a price equal to a variable conversion price of the lesser of $0.03 per share or fifty percent (50%) of the lowest trading price since the original effective date of each respective tranche or the lowest effective price per share granted to any person or entity after the effective date to acquire common stock.

On July 23, 2018, the Company issued a convertible promissory note (the “July 2018 Note”) to an investor in the principal amount of $63,000. The July 2018 Note matures on July 26, 2019. The July 2018 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the average of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date.

On September 4, 2018, the Company issued a convertible promissory note (the “Sep 2018 Note”) to an investor in the principal amount of $53,000. The Sep 2018 Note matures on Sep 7, 2019. The Sep 2018 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the average of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date.

On October 12, 2018, the Company issued a convertible promissory note (the “Oct 2018 Note”) to an investor in the principal amount of $53,000. The Oct 2018 Note matures on October 17, 2019. The Oct 2018 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the average of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date.

On December 5, 2018, the Company issued a convertible promissory note (the “Dec 2018 Note”) to an investor in the principal amount of $53,000. The Dec 2018 Note matures on December 10, 2019. The Dec 2018 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the average of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date.

On January 22, 2019, the Company issued a convertible promissory note (the “Jan 2019 Note”) to an investor in the principal amount of $53,000. The Jan 2019 Note matures on January 23, 2020. The Jan 2019 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the average of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date.

On February 20, 2019, the Company issued a convertible promissory note (the “Feb 2019-1 Note”) to an investor in the principal amount of $53,500. The Feb 2019-1 Note matured on February 22, 2020. The Feb 2019-1 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of lesser of the lowest trading price or lowest closing bid price per common stock during the fifteen (15) trading day prior to the conversion date.

On February 25, 2019, the Company issued a convertible promissory note (the “Feb 2019-2 Note”) to an investor in the principal amount of $53,000. The Feb 2019-2 Note matures on February 28, 2020. The Feb 2019-2 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the average of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date.

On April 5, 2019, the Company issued a convertible promissory note (the “Apr 2019-1 Note”) to an investor in the principal amount of $53,500. The Apr 2019-1 Note matured on February 22, 2020. The Apr 2019-1 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of lesser of the lowest trading price or lowest closing bid price per common stock during the fifteen (15) trading day prior to the conversion date.

On April 25, 2019, the Company issued a convertible promissory note (the “Apr 2019-2 Note”) to an investor in the principal amount of $63,000. The Apr 2019-2 Note matures on April 29, 2020. The Apr 2019-2 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the average of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date.

On June 3, 2019, the Company issued a convertible promissory note (the “Jun 2019 Note”) to an investor in the principal amount of $53,000. The Jun 2019 Note matures on June 6, 2020. The Jun 2019 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the average of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date.

On July 16, 2019, the Company issued a convertible promissory note (the “Jul 2019 Note”) to an investor in the principal amount of $53,000. The Jul 2019 Note matures on July 18, 2020. The Jul 2019 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the average of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date.

On August 8, 2019, the Company issued a convertible promissory note (the “Aug 2019-1 Note”) to an investor in the principal amount of $53,500. The Aug 2019-1 Note matured on August 14, 2020. The Aug 2019-1 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of lesser of the lowest trading price or lowest closing bid price per common stock during the fifteen (15) trading day prior to the conversion date.

On August 29, 2019, the Company issued a convertible promissory note (the “Aug 2019-2 Note”) to an investor in the principal amount of $63,000. The Aug 2019-2 Note matures on September 3, 2020. The Aug 2019-2 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the average of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date.

On October 1, 2019, the Company issued a convertible promissory note (the “Oct 2019 Note”) to an investor in the principal amount of $63,000. The Oct 2019 Note matures on October 1, 2020. The Oct 2019 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the average of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date.

On November 4, 2019, the Company issued a convertible promissory note (the “Nov 2019 Note”) to an investor in the principal amount of $58,000. The Nov 2019 Note matures on November 5, 2020. The November 2019 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the average of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date.

On December 20, 2019, the Company issued a convertible promissory note (the “Dec 2019 Note”) to an investor in the principal amount of $53,000. The Dec 2019 Note matures on December 23, 2020. The Dec 2019 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the average of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date.

On January 23, 2020, the Company issued a convertible promissory note (the “Jan 2020 Note”) to an investor in the principal amount of $53,000. The Jan 2020 Note matures on January 24, 2021. The Jan 2020 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the average of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date.

On February 13, 2020, the Company issued a convertible promissory note (the “February 20 Note”) to an investor in the principal amount of $53,500. The Feb 20 Note matures on February 14, 2021. The February 20 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of lesser of the lowest trading price or lowest closing bid price per common stock during the fifteen (15) trading day prior to the conversion date.

On March 2, 2020, the Company issued a convertible promissory note (the “Mar 2020 Note”) to an investor in the principal amount of $53,000. The Mar 2020 Note matures on March 2, 2021. The Mar 2020 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the average of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date.

On April 23, 2020, the Company issued a convertible promissory note (the “Apr 2020 Note”) to an investor in the principal amount of $53,000. The Apr 2020 Note matures on April 28, 2021. The Apr 2020 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the average of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date.

On June 16, 2020, the Company issued a convertible promissory note (the “Jun 2020 Note”) to an investor in the principal amount of $53,000. The Jun 2020 Note matures on June 22, 2021. The Jun 2020 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the average of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date.

On July 6, 2020, the Company issued a convertible promissory note (the “Jul 2020 Note”) to an investor in the principal amount of $53,000. The Jul 2020 Note matures on July 7, 2021. The Jul 2020 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the average of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date.

On August 3, 2020, the Company issued a convertible promissory note (the “Aug 2020-1 Note”) to an investor in the principal amount of $53,000. The Aug 2020-1 Note matures on August 4, 2021. The Aug 2020-1 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the average of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date.

On August 17, 2020, the Company issued a convertible promissory note (the “Aug 2020-2 Note”) to an investor in the principal amount of $53,500. The Aug 2020-2 Note matures on August 18, 2021. The Aug 2020-2 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of lesser of the lowest trading price or lowest closing bid price per common stock during the fifteen (15) trading day prior to the conversion date.

On September 14, 2020, the Company issued a convertible promissory note (the “Sep 2020 Note”) to an investor in the principal amount of $53,000. The Sep 2020 Note matures on September 16, 2021. The Sep 2020 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the average of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date.

On November 2, 2020, the Company issued a convertible promissory note (the “Nov 2020 Note”) to an investor in the principal amount of $53,000. The Nov 2020 Note matures on November 3, 2021. The Nov 2020 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the average of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date.

On December 2, 2020, the Company issued a convertible promissory note (the “Dec 2020-1 Note”) to an investor in the principal amount of $43,000. The Dec 2020-1 Note matures on December 3, 2021. The Dec 2020-1 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the average of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date.

On December 29, 2020, the Company issued a convertible promissory note (the “Dec 2020-2 Note”) to an investor in the principal amount of $53,500. The Dec 2020-2 Note matures on January 4, 2022. The Dec 2020-2 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the average of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date.

On January 14, 2021, the Company issued a convertible promissory note (the “Jan 2021 Note”) to an investor in the principal amount of $53,500. The Jan 2021 Note matures on January 14, 2022. The Jan 2021 Note may be converted into shares of the Company’s common stock at a conversion price of sixty-one (61%) percent of the average of the lowest two (2) trading prices per common stock during the fifteen (15) trading day prior to the conversion date.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit No.	Description

3.1	Articles of Incorporation of BioSolar Labs, Inc. filed with the Nevada Secretary of State on April 24, 2006 (Incorporated by reference to the Company’s Registration Statement on Form SB-2 filed with the SEC on November 22, 2006)

3.2	Certificate of Amendment to Articles of Incorporation of BioSolar Labs, Inc. filed with the Nevada Secretary of State on May 25, 2006 (Incorporated by reference to the Company’s Registration Statement on Form SB-2 filed with the SEC on November 22, 2006)

3.3	Certificate of Amendment to Articles of Incorporation of BioSolar Labs, Inc. filed with the Nevada Secretary of State on June 8, 2006 (Incorporated by reference to the Company’s Registration Statement on Form SB-2 filed with the SEC on November 22, 2006)

3.4	Certificate of Amendment to Articles of Incorporation of BioSolar Labs, Inc. filed with the Nevada Secretary of State on July 18, 2011 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on July 19, 2011)

3.5	Certificate of Amendment to Articles of Incorporation of BioSolar, Inc. filed with the Nevada Secretary of State on July 10, 2013 (Incorporated by reference to the Company’s Quarterly Report of Form 10-Q filed with the SEC on October 25, 2013)

3.6	Bylaws of BioSolar, Inc. (Incorporated by reference to the Company’s Registration Statement on Form SB-2 filed with the SEC on November 22, 2006)

3.7	Certificate of Designations of Preferences Rights and Limitations of Series A Preferred Stock filed with the Nevada Secretary of State on October 29, 2019 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 1, 2019)

3.8	Certificate of Amendment to Articles of Incorporation of BioSolar, Inc. filed with the Nevada Secretary of State on December 10, 2019 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 12, 2019)

3.9	Certificate of Designations of Series B Preferred Stock (Incorporated by reference to the Company’s Current Report on Form 8-K January 20, 2021)

5.1	Opinion of Sichenzia Ross Ference LLP

10.1	Form of Note dated as of April 5, 2016 (Incorporated by reference to the Company’ to the Company’s Current Report on Form 8-K filed with the SEC on April 7, 2016)

10.2	Sponsored Research Agreement with North Carolina Agricultural and Technical State University dated August 16, 2016 (Incorporated by reference to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 8, 2016) (Subject to Order granting Confidential Treatment dated December 22, 2016 File No. 000-54819- CF#34438)

10.3	Form of Note dated as of March 20, 2017 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 21, 2017)

10.4	Sponsored Research Agreement with North Carolina Agricultural and Technical State University dated September 11, 2017 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 13, 2017)

10.5	Exclusive License Agreement with North Carolina Agricultural and Technical State University dated September 25, 2017 (Incorporated by reference to the Company’s Current Report on Form 8-K/A filed with the SEC on November 17, 2017) (Subject to Order granting Confidential Treatment dated December 22, 2016 File No. 0-54819 - CF#35738)

10.6	Form of Note dated as of February 26, 2018 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 27, 2018)

10.7	Joint Development Agreement with Silico Ferrosolar SLU dated as of June 14, 2018 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on June 19, 2018

10.8	Convertible Promissory Note dated April 23, 2020 (Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on April 28, 2020)

10.9	Securities Purchase Agreement dated April 23, 2020 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 28, 2020)

10.10	Convertible Promissory Note dated August 17, 2020 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 21, 2020)

10.11	Securities Purchase Agreement dated August 17, 2020 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on August 21, 2020)

10.12	Convertible Promissory Note dated September 14, 2020 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 17, 2020)

10.13	Securities Purchase Agreement dated September 14, 2020 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 17, 2020)

10.14	Convertible Promissory Note dated November 2, 2020 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 3, 2020)

10.15	Securities Purchase Agreement dated November 2, 2020 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 3, 2020)

10.16	Convertible Promissory Note dated December 2, 2020 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 7, 2020)

10.17	Securities Purchase Agreement dated December 2, 2020 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 7, 2020)

10.18	Sponsored Research Agreement (Filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on December 15, 2020)

10.19	Convertible Promissory Note dated December 29, 2020 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 4, 2021)

10.20	Securities Purchase Agreement dated December 29, 2020 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 4, 2021)

10.21	Convertible Promissory Note dated January 14, 2021 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 20, 2021)

10.22	Securities Purchase Agreement dated January 14, 2021 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 20, 2021)

10.23	Engagement Agreement between the Company and H.C. Wainwright & Co. LLC (Incorporated by reference to the Company’s current report on Form 8-K filed with the SEC on January 25, 2021)

10.24	Form of Securities Purchase Agreement (Incorporated by reference to the Company’s current report on Form 8-K filed with the SEC on January 25, 2021)

10.25	Form of Warrant (Incorporated by reference to the Company’s current report on Form 8-K filed with the SEC on January 25, 2021)

10.26	Form of Registration Rights Agreement (Incorporated by reference to the Company’s current report on Form 8-K filed with the SEC on January 25, 2021)

10.27	Form of Placement Agent Warrant (Incorporated by reference to the Company’s current report on Form 8-K filed with the SEC on January 25, 2021)

10.28	Form of Pre-Funded Warrant (Incorporated by reference to the Company’s current report on Form 8-K filed with the SEC on January 25, 2021)

16.1	Letter from Leggett & Webb, P.A. (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on December 4, 2019)

21.1	Subsidiaries

23.1	Consent of Liggett & Webb, P.A.

23.2	Consent of M&K CPAS, LLC

23.3	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1)

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned Registrant hereby undertakes that it will:

(1) for determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

(2) for determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on January 29, 2021.

BioSolar, Inc.

By:	/s/ David Lee
David Lee
Chief Executive Officer

Each person whose signature appears below constitutes and appoints David Lee his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, and in any and all capacities, to sign for him and in him name in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below:

Signature	Title	Date

/s/ David Lee	Chief Executive Officer and Acting Chief Financial Officer	January 29, 2021
David Lee	(Principal Executive Officer and Acting Principal Financial Officer and Accounting Officer) and Chairman of the Board